UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.)

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LEUCADIA NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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2016 Annual Meeting of Shareholders

May 26, 2016

10:00 a.m.

AXA Event Center

787 Seventh Avenue, Auditorium

New York, New York 10019

Notice and Proxy Statement

April 14, 2016

Dear Fellow Shareholders,

We present this year’s Proxy Statement to you, and invite you to our 2016 Annual Meeting of Shareholders on Thursday, May 26, 2016 at 10:00 a.m. New York City time. At that meeting, the principal items of business will be the election of directors, an advisory vote to approve our executive compensation program, and a vote on the selection of our independent auditors, as well as an update about our operating performance and the opportunity for you to ask questions.

Our Ongoing Commitment to Progressive Change

In our proxy letter to shareholders last year, we discussed the myriad enhancements that had been effected since the March 2013 combination of Leucadia and Jefferies. The more significant changes in our leadership and corporate governance profile have included:

•	new executive leadership under Rich Handler and Brian Friedman,
•	the reshaping and reconstituting of our Board of Directors – nine of our eleven directors have served as directors of Leucadia only subsequent to the March 1, 2013 combination,
•	the appointment of a Lead Director,
•	the complete re-composition of our Compensation Committee,
•	majority voting requirement for our directors,
•	claw-back policies for compensation awards,
•	director stock-ownership guidelines, and
•	hedging prohibitions on our directors and officers.

We also stressed that our goal was to have in place governance and compensation structures that provided shareholders with effective, transparent, and accountable representation. And we emphasized that, in order to be sure that our practices reflected and were aligned with your interests, we would continue to build upon our extensive dialogue with you, our fellow shareholders. On the governance front, that dialogue has resulted in the adoption of the following additional policy enhancements that have been implemented since last year’s shareholder meeting:

•	Annual Performance Evaluation of Individual Directors: We amended our Corporate Governance Guidelines to add individual director assessments as part of the Board’s annual assessment.

•	CEO and President Stock Ownership Requirement: We amended our Corporate Governance Guidelines to formally require that our CEO and President each maintain ownership of Leucadia shares worth at least ten times their respective annual salary.

•	Minimum Holding Period after Vesting for Executives: We amended our Incentive Plan to require minimum holding periods post-vesting for any equity-based incentive received by our named executive officers. That holding period requires our CEO and President to hold 75% of after-tax shares until the expiration of three years after vesting or until retirement (50% of after tax shares for all other named executive officers). A more stringent requirement was imposed as part of the CEO and President’s 2016 executive compensation plan and requires each executive to hold those shares for three years post-vesting.

•	Enhanced CEO and President Evaluations: We enhanced and formalized the Board’s evaluation of the performance of our CEO and President.

•	Corporate Social Responsibility Principles: We re-confirmed our Corporate Social Responsibility Principles and charged management with implementing a process to evaluate our corporate conduct in light of these published principles.

The Results and (R)evolution of Our Executive Compensation Program

Our dialogue over the last several years with shareholders has had a particularly significant and beneficial impact on the evolution of our executive compensation program. In 2013 and 2014, our shareholders voiced some concerns with the program, which were manifested in low say-on-pay votes. We realized that we were not meeting our shareholders’ expectations and undertook a significant expansion of our shareholder engagement to help better understand your concerns and determine the best path to constructively respond to you. Based upon this extensive dialogue, in 2014 and 2015 we made meaningful changes to the program that reflected what our fellow shareholders wanted in terms of a stronger alignment of their long-term interests with our executives’ compensation. Upon adopting these changes, which are discussed later in this Proxy Statement, we received positive feedback from our shareholders and were pleased to see a substantial increase in our 2015 say-on-pay vote, with 93% of our shareholders voting in favor of our plan last year.

Our Board’s objective is not just to be responsive to concerns, however, but to proactively ensure our compensation program aligns with shareholders’ interests. And that is why, for 2015 – a year in which performance (especially at our largest business, Jefferies) was not up to par – our executives’ compensation was quite negatively impacted, with realized compensation being 36% lower than target. For an overview of our performance, we invite you to read our Annual Report, including Mr. Handler and Mr. Friedman’s informative annual letter to shareholders, which can be found on our website at leucadia.com.

Later in this Proxy Statement, our Compensation Committee will discuss this year’s performance and its impact on 2015 compensation that is the subject of this year’s say-on-pay vote. In addition – although 2016 is not the subject of this year’s vote – our Compensation Committee will outline how, as they were considering the changes we had promised to our executive compensation program for 2016 and beyond, they engaged extensively with shareholders to solicit feedback before approving the 2016 plan, which we believe reflects our long-term view of Leucadia and your desire to have a compensation plan that matches that long-term view. To that end, our 2016 compensation plan for both our CEO and President represents a significant change and contains:

▪	a base salary that is aligned with market for comparable roles and companies;
▪	no annual cash incentive bonus; and
▪	a long-term equity program that
o	is entirely subject to Leucadia’s consolidated performance over the next three years,
o	vests shares only after the end of a three-year measurement period, and
o	requires that vested shares be subject to an additional three-year holding period post-vesting.

Put differently, our CEO and President cannot realize in cash any 2016 incentive compensation, to the extent any is earned, until the first quarter of 2022.

Ongoing Dedication to Our Fellow Shareholders’ Interests

In the beginning of 2016, we reached out to our fellow shareholders holding nearly 60% of our outstanding shares, and our Compensation Committee Chairman, President and General Counsel conducted a series of calls and meetings with holders of about one-third of our shares. That outreach gave us valuable insight into what our fellow shareholders thought not only about Leucadia’s performance, but also about its strategy. We very much appreciate your feedback and are committed to this proactive engagement with you in the years ahead.

Your Vote Matters

In closing, we thank you for your investment and welcome your participation at our 2016 annual shareholders’ meeting. If you are not able to attend in person, we ask you to vote by proxy in support of our recommendations. The proxy materials contain necessary information about the matters on which we are asking you to vote. The Leucadia team is open to addressing any questions regarding these matters you may have. Thank you for your support.

Sincerely,

The Leucadia Board of Directors

Leucadia National Corporation

520 Madison Avenue
New York, New York 10022

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at our 2016 Annual Meeting of Shareholders.

Purpose of Meeting

•	Elect our directors
•	Conduct an advisory vote to approve 2015 executive officer compensation
•	Ratify PricewaterhouseCoopers LLP as our auditors for 2016
•	Consider other matters that properly come before the meeting

Date, Time and Place

May 26, 2016 at 10:00 a.m.
AXA Event Center
787 Seventh Avenue, Auditorium
New York, New York 10019

Required Votes to Approve Each Proposal and Recommendations of the Board of Directors

Proposal	Vote Required to Elect or Approve	Board Recommendation

Election of Directors	Majority of the votes cast	For each nominee
Advisory Vote on 2015 Executive Compensation	Majority of the votes cast	For
Ratification of Independent Auditors	Majority of the votes cast	For

Other Important Information

Shareholders should read Important Information for Our Shareholders beginning on page 44 for additional information.

We encourage you to attend our meeting and vote in person.

If you cannot attend, please view page 45 for ways for you to vote by internet, telephone or mail.

Leucadia National Corporation

Proposal 1 - Election of Directors

Shareholders are being asked to re-elect our eleven incumbent directors. Our directors are elected at each annual meeting of shareholders and hold office for one-year terms. Our Nominating and Corporate Governance Committee considers and chooses nominees for the Board with the primary goal of presenting a diverse slate of candidates that will serve the Board, its Committees, Leucadia, and Leucadia’s shareholders, taking into account the attributes of each candidate’s professional skill set and credentials, as well as gender, ethnicity, and personal background. In evaluating nominees, the Nominating and Corporate Governance Committee reviews each candidate’s background and assesses each candidate’s independence, skills, experience, and expertise based upon myriad factors. Directors should have the highest professional and personal ethics, integrity and character that conform to Leucadia’s standards. Directors should also have experience at the governance and policy-making level in their respective fields. The Nominating and Corporate Governance Committee will consider whether a candidate for director has a proven professional background that displays the ability to make important judgments as Board members. The Committee also determines whether a candidate’s skills and experience complement existing Board members’ skills and experience.

As illustrated by their biographies, each of our directors was chosen because his or her background provides each director with the experience and skill set geared toward helping us succeed. Our directors bring to us strong executive operating experience; deep and ongoing experience as directors of public companies; expertise in the financial services sector; broad experience – both as executives and directors – in such diverse sectors as oil and gas, mining, investment management, insurance, retail food, real estate, private equity, communications, media, government, and international banking, among others; and a meaningful commitment to community and public service. That wealth of knowledge and experience is ideally suited to our diverse financial services and merchant banking platforms.

Unless otherwise directed, proxies will be voted for our eleven nominees and, if a nominee becomes unavailable for election, for the substitute nominee as proposed by the Board of Directors.

The Board of Directors recommends a vote FOR our nominees.

1

Biographies of Directors

Linda L.Adamany Director since 2014 Age: 64	Ms. Adamany’s financial and operating executive experience in multiple industries brings the perspective of an experienced leader, particularly to our oil and gas and mining businesses. Her additional experience serving on the boards of directors and committees of public companies, including an audit committee as chair and compensation, corporate governance and ethics committees qualifies her for service on our Board.
Skills & Experience:

•      Audit and Financial Expertise

•      International Operations

•      Corporate Governance

•      Risk Oversight

•      Ethics and Social Responsibility Oversight

•      Oil & Gas Exploration & Production

•      Metals and Mining

•      Energy

•      Petroleum Refining & Marketing

•      Distribution & Storage

•      Procurement

Biography:

Ms. Adamany served in several capacities at BP plc from 1980 until her retirement in August 2007, most recently from April 2005 until August 2007 as a member of the five-person Refining & Marketing Executive Committee responsible for overseeing the day-to-day operations and human resources management of BP plc’s Refining and   Marketing business segment. She also served as Executive Assistant to the Group Chief Executive from October 2002 until March 2005 and as Chief Executive of BP Shipping   from October 1999 until September 2002. Ms. Adamany serves as a director of Coeur Mining Inc., the largest U.S.-based primary silver producer and growing gold producer   listed on the NYSE and the Toronto Stock Exchange, and is Chair of its Audit Committee and a member of its Environmental, Health, Safety and Social Responsibility Committee.

Ms. Adamany also serves as a director and member of the Audit, and Nomination and Remuneration Committees and is Chair of the Health, Safety, Security, Environment & Ethics Committee of AMEC Foster Wheeler, a consultancy, engineering, project management, operations & construction services, project delivery and specialized power equipment services company that serves the oil and gas, mining, clean energy, environment and infrastructure markets and is listed on the London Stock Exchange and the NYSE. Ms. Adamany previously served on the board of directors of National Grid plc, an electricity and gas generation, transmission and distribution company, from November 2006 until October 2012.

Ms. Adamany is a C.P.A. and holds a B.Sc. in Business Administration with a major in Accounting, magna cum laude, from John Carroll University.

Robert D. Beyer Director since 2013 Age: 56	Mr. Beyer’s leadership experience, particularly in risk oversight of asset management and financial services businesses, is valuable to our financial services focus and, in particular, Jefferies’ investment banking platform. His additional experience serving on the boards of directors and committees of both public and private companies, including audit, compensation and corporate governance committees, qualifies him for service on our Board.
Skills & Experience:

•      Leadership & Management in Multiple Industries

•      Corporate Governance Background

•      Risk Oversight Experience

•      Financial Services Expertise

•      Manufacturing and Retail Experience

•      Asset Management Industry

Biography:

Mr. Beyer is Chairman of Chaparal Investments LLC, a private investment firm and holding company which he founded in 2009. From 2005 to 2009, Mr. Beyer served as Chief Executive Officer of The TCW Group, Inc., a global investment management firm. Mr. Beyer previously served as President and Chief Investment Officer from 2000 until 2005 of Trust Company of the West, the principal operating subsidiary of TCW.

Mr. Beyer is a director and member of the Audit Committee, the Executive Committee and Chair of the Enterprise Risk and Return Committee of The Allstate Corporation and serves as the Lead Director, a member of the Financial Policy Committee, and the Chair of the Corporate Governance Committee of The Kroger Company, both NYSE listed companies. Mr. Beyer has decided not to seek re-election to Allstate’s board of directors at its 2016 annual meeting in May, after ten years of service on its board. Mr. Beyer is also on the Executive Committee of the Board of Visitors of The UCLA Anderson School of Management, the Board of Councilors of USC Dornsife School of Letters, Arts and Sciences, the Harvard-Westlake School Board of Trustees and a member of the Advisory Board of Milwaukee Brewers Baseball Club. Mr. Beyer was formerly a director of Société Générale Asset Management, S.A. and The TCW Group, Inc.

Mr. Beyer received an M.B.A. from the UCLA Anderson School of Management and a B.S. from the University of Southern California.

2

Francisco L. Borges Director since 2013 Age: 64	Mr. Borges’ managerial and investing experience in the financial services sector, particularly in the field of asset management, provides oversight to our merchant banking and financial services businesses. His focus on civic leadership and experience serving on the boards of directors and committees of both public and private companies, including a compensation committee and an audit committee, qualify him for service on our Board.
Skills & Experience:
• Financial Services Expertise • Corporate Governance • Leadership & Management in Multiple Industries • Mergers & Acquisitions • Asset Management • Insurance

Biography:

Mr. Borges is Chairman of Landmark Partners, LLC, an institutional alternative investment firm, specializing in private equity and real estate secondary market investments, where he has been employed since 1999. Prior to joining Landmark, Mr. Borges served as managing director of Financial Guaranty Insurance Company. Mr. Borges was Treasurer of the State of Connecticut, served as Deputy Mayor of the City of Hartford and legal counsel for The Travelers Insurance Company. In addition, Mr. Borges serves on the Board of Directors of Davis Selected Funds, Connecticut Public Broadcasting Network, Knight Foundation, the University of Connecticut Medical/Dental School and Health Center and Millbrook School.

Mr. Borges is Chairman of the Board and Chairman of the Executive Committee of the Board of Directors of Assured Guaranty, Ltd., a NYSE-listed company.

Mr. Borges received a B.A. from Trinity College in Hartford, Connecticut, and a J.D. from the University of Connecticut - School of Law.

W. Patrick Campbell Director since 2013 Age: 70	Mr. Campbell’s tenure as a director and Chair of the Audit Committees of Jefferies and Leucadia provides us with continued oversight of our financial services businesses. His broad managerial experience in multiple industries, including energy and telecommunications, provides additional board oversight to our merchant banking effort. His experience serving on the boards of directors and committees of both public and private companies, including audit committees (serving as chair), qualifies him for service on our Board.
Skills & Experience:
• Audit and Financial Expertise • Leadership & Management in Multiple Industries • Mergers & Acquisitions • Corporate Strategy & Business Development • Energy • Telecommunications

Biography:

Mr. Campbell has been a director of our subsidiary Jefferies since January 2000 and currently serves as the Chairman of the Audit Committee of Jefferies. Mr. Campbell was Chairman and Chief Executive Officer of Magex Limited from August 2000 to April 2002 and is currently an independent consultant in the media and telecom field. From 1994 until October 1999, Mr. Campbell was Executive Vice President of Corporate Strategy and Business Development at Ameritech Corp. where he was a member of the Management Committee and directed all corporate strategy and merger and acquisition activity. From 1989 to 1994, Mr. Campbell served as President and Chief Executive Officer of Columbia TriStar Home Video, a Sony Pictures Entertainment Company, and has previously been President of RCA/Columbia Pictures International Video.

Mr. Campbell has also been a director of Black & Veatch since November 1999 where he currently serves on the Audit and Compensation Committees.

Mr. Campbell graduated from La Salle College with a B.A. in Political Science.

3

Brian P. Friedman Director & President Director since 2013 Age: 60	As our President and a long-standing executive officer of Jefferies, Mr. Friedman brings managerial, strategic, transactional and investing experience in a broad range of businesses. His additional extensive experience serving on the boards of directors of both public and private companies qualifies him for service on our Board.

Skills & Experience: • Investment Banking & Transactional Expertise • Leadership & Management • Operations • Mergers & Acquisitions • Strategy

Biography:

Mr. Friedman has served as a director and our President since March 1, 2013 and has been a director and executive officer of Jefferies since July 2005 and Chairman of the Executive Committee of Jefferies since 2002. Since 1997, Mr. Friedman has also served as President of Jefferies Capital Partners (formerly known as FS Private Investments), a private equity fund management company controlled by Mr. Friedman and in which Jefferies has an ownership interest. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his seventeen years with Furman Selz and its successors, Mr. Friedman was an attorney with the New York City law firm of Wachtell, Lipton, Rosen & Katz.

As a result of his management of various legacy private equity funds and the significant equity positions those funds hold in their portfolio companies, Mr. Friedman serves on several boards of directors of private portfolio companies, and since May 2012 has served on the board of directors of Fiesta Restaurant Group, Inc., a public company that owns and operates two restaurant chains. Mr. Friedman also serves on the boards of directors of various of our subsidiaries and portfolio companies, including HomeFed Corporation, a publicly-listed real estate development company. Mr. Friedman served on the board of the general partner of K-Sea Transportation L.P. from 2004 through 2011, and served on the board of directors of Carrols Restaurant Group from June 2009 through May 2012.

Mr. Friedman received a J.D. from Columbia Law School and a B.S. in Economics and M.S. in Accounting from The Wharton School, University of Pennsylvania.

Richard B. Handler Director & Chief Executive Officer Director since 2013 Age: 54	As Leucadia’s CEO, and the CEO of Jefferies for sixteen years, Mr. Handler has the requisite managerial and investing experience necessary to lead our merchant and investment banking businesses. His extensive experience leading the Jefferies’ Board and his years of managerial leadership qualify him for service on our Board.

Skills & Experience: • Investment Banking and Sales & Trading Expertise • Leadership & Management • Operations • Mergers & Acquisitions • Strategy

Biography:

Mr. Handler has served as a director and as our Chief Executive Officer since March 1, 2013. Mr. Handler has been Chairman of Jefferies since February 2002 and Chief Executive Officer of Jefferies since January 2001. Mr. Handler has also served as Chief Executive Officer of Jefferies LLC, Jefferies’ principal operating subsidiary, since January 2001. Mr. Handler was first elected to the board of directors of Jefferies in May 1998. He was Managing Director of High Yield Capital Markets at Jefferies from May 1993 until February 2000, after co-founding that group as an Executive Vice President in April 1990.

Mr. Handler is Chairman and Chief Executive Officer of the Handler Family Foundation, a non-profit foundation working primarily with underprivileged youth. Mr. Handler serves on the Board of Trustees of the University of Rochester and is Chairman of its Finance and Strategic Planning Committees and Co-Chairman of its Capital Campaign.

Mr. Handler received an M.B.A. from Stanford University and a B.A. in Economics from the University of Rochester.

4

Robert E. Joyal Lead Independent Director Director since 2013 Age: 71	Mr. Joyal’s eight years as a director of Jefferies and his managerial and investing experience in the insurance and investment management sectors brings oversight to our merchant and investment banking businesses. His additional experience serving on the boards of directors and committees of both public and private companies, including nominating and corporate governance committees (serving as chair), qualifies him for service on our Board.
Skills & Experience:
• Asset Management • Financial Services Expertise • Leadership & Management in Multiple Industries • Corporate Governance • Manufacturing • Private Equity • Alternative & Renewable Energy

Biography:

Mr. Joyal has served as a director since March 1, 2013 and is currently our Lead Director. Mr. Joyal was a director of Jefferies from January 2006 through April 2014. Previously, Mr. Joyal was the President of Babson Capital Management LLC, an investment management firm, a position that he held from 2001 until his retirement in June 2003. Mr. Joyal served as Managing Director of Babson from 2000 to 2001. He also served as Executive Director from 1997 to 1999 and Vice President and Managing Director from 1987 to 1997 of Massachusetts Mutual Life Insurance Company, a mutually owned financial protection, accumulation and income management company. Mr. Joyal was a director of Scottish Reinsurance Group, Ltd. from 2007 to 2011.

Mr. Joyal is a director of various investment managers and funds that are affiliated with the Massachusetts Mutual Financial Group and sits on the investment committees of various private equity and mezzanine funds sponsored by First Israel Mezzanine Investors. Mr. Joyal has served as a director of Ormat Technologies since 2012 and currently serves on its Audit Committee.

Mr. Joyal received an M.B.A. from Western New England College, received a B.A. in Business Administration from St. Michael’s College and is a Chartered Financial Analyst.

Jeffrey C. Keil Director since 2004 Age: 72	Mr. Keil’s managerial experience in the domestic and international banking sector, as well as in real estate and investing, brings oversight to our merchant banking businesses, particularly our real estate and wood products operations. His additional experience serving on the boards of directors and committees of both public and private companies, including audit committees, qualifies him for service on our Board.
Skills & Experience:
• Financial Services Expertise • Leadership & Management • Asset Management • International Operations • Real Estate & Timber

Biography:

Mr. Keil is a private investor who had been President and a director of Republic New York Corporation and Vice Chairman of Republic National Bank of New York from 1984 to 1996. Mr. Keil is currently a director of two privately held trust companies, the non-executive chairman of a privately held registered investment advisor and a director of a privately held wealth manager.

Mr. Keil served as a director of The St. Joe Company from 2011 to 2015 and as its President and Interim CEO during 2014 and 2015.

Mr. Keil received an M.B.A. from Harvard Business School and a B.Sc. from The Wharton School, University of Pennsylvania.

5

Michael T. O’Kane Director since 2013 Age: 70	Mr. O’Kane’s eight years as a director of Jefferies and his managerial and investing experience in the financial sector, particularly in the area of asset management brings oversight to our merchant and financial services businesses. His additional experience serving on the boards of directors and committees of both public and private companies qualifies him for service on our Board.
Skills & Experience:
• Finance Expertise • Risk Oversight • Leadership & Management • Asset Management • Corporate Governance

Biography:

Mr. O’Kane was a director of Jefferies from May 2006 through April 2014. From 1986 to 2004, Mr. O’Kane served in various capacities for TIAA-CREF, first as a Managing Director-Private Placements from 1986 to 1990, then as Managing Director - Structured Finance from 1990 to 1996 and finally as Senior Managing Director - Securities Division from 1996 to 2004, when he was responsible for approximately $120 billion of fixed income and $3.5 billion of private equity assets under management.

Since August 2005, Mr. O’Kane has also served on the board of directors of Assured Guaranty, is currently serving on its Audit Committee, is Chair of its Finance Committee and was previously a member of its Risk Oversight Committee. In addition, Mr. O’Kane served on the Board of Trustees of Scholarship America, a non-profit company engaged in providing scholarships for young students to attend college, from 2001 to 2006. Mr. O’Kane was also the Chief Financial Officer of Motor Coils Manufacturing Company during 1984 and 1985.

Mr. O’Kane received an M.B.A. in Finance from Rutgers Graduate School of Business and an A.B. in Economics from Lafayette College.

Stuart H. Reese Director since 2013 Age: 60	Mr. Reese’s managerial and investing experience in the insurance and investment management sectors brings oversight to our merchant banking and financial services businesses. His additional experience serving on the boards of directors of both public and private companies qualifies him for service on our Board.
Skills & Experience:
• Financial Services Expertise • Leadership & Management • Mergers & Acquisitions • Real Estate

Biography:

Mr. Reese has served as Chairman of MassMutual from 2007 through 2010 and as its CEO and President from 2005 through 2009. Prior to 2005, Mr. Reese served as Executive Vice President and Chief Investment Officer of MassMutual. Mr. Reese also held various leadership positions at several MassMutual subsidiaries, serving as Chairman and CEO of Babson Capital Management LLC, Chairman of Cornerstone Real Estate Advisers LLC and as a director of Oppenheimer Acquisition Corporation. Mr. Reese joined MassMutual in 1993, coming from Aetna Life and Casualty Company. Mr. Reese also previously served as director of the Federal Reserve Bank of Boston.

Mr. Reese serves on the board of directors of the Lahey Clinic Foundation, a not-for-profit organization affiliated with Lahey Hospital & Medical Center.

Mr. Reese received an M.B.A. with high distinction at the Amos Tuck School of Business Administration at Dartmouth College, and a B.A. in Biology from Gettysburg College.

6

Joseph S. Steinberg Director and Chairman Director since 1978 Age: 72	As our Chairman and with 37 years of executive leadership experience, Mr. Steinberg has the requisite managerial and investing experience necessary to continue overseeing our businesses. His extensive experience with our portfolio companies and investments and service on the boards of directors and committees of both public and private companies qualify him for service on our Board.
Skills & Experience:
• Financial Services Expertise • Leadership & Management • Operations • Mergers & Acquisitions • Strategy

Biography:

Mr. Steinberg has served as a director since December 1978, our Chairman since March 1, 2013 and was our President from January 1979 until March 1, 2013. Mr. Steinberg has been a director of Jefferies since April 2008.

Mr. Steinberg serves on the board of directors of various other subsidiaries and portfolio companies at our request to oversee our investments, including HomeFed as Chairman, Harbinger Group, Inc. as Chairman, Spectrum Brands Holdings, Inc. and Fidelity & Guaranty Life. Mr. Steinberg previously served as a director of Mueller Industries, Inc., Fortescue Metals Group Ltd, The FINOVA Group Inc. and White Mountains Insurance Group. He also serves on the board of directors of Crimson Wine Group, Ltd., our former winery operations.

Mr. Steinberg received an M.B.A. from Harvard Business School and an A.B. in Government from New York University.

7

Biographies of Executive Officers

Michael J. Sharp Executive Vice President & General Counsel

Biography:

Mr. Sharp, 60, has been our Executive Vice President and General Counsel since March 1, 2013. Mr. Sharp is also Jefferies’ Executive Vice President, General Counsel and Secretary, positions he has held since November 2010. Prior to joining Jefferies in September 2010, Mr. Sharp had been a partner with the law firm of Wilmer Cutler Pickering Hale & Dorr LLP. Previously, Mr. Sharp was Deputy General Counsel of Citigroup and General Counsel of Citigroup’s Global Wealth Management, Global Consumer Bank, and Global Credit Card business units. Before his twelve years at Citigroup, Mr. Sharp was a litigation associate at Cravath, Swaine & Moore, which he joined in 1992. Mr. Sharp began his legal career as a judicial clerk on the United States Court of Appeals for the Eleventh Circuit. Before embarking on a legal career, Mr. Sharp traded U.S. Treasury Bonds from 1981 to 1988.

Mr. Sharp received a J.D. from the University of Georgia School of Law (where he was editor-in-chief of the Law Review), an M.B.A. from Cornell University, and a B.A. from Fordham University. Mr. Sharp continues to strongly support Georgia Law School, where he serves on the School’s Board of Visitors, and the Johnson School at Cornell, where he is the Annual Chairperson of the Dean’s Leadership Committee and the Annual Fund.

Teresa S. Gendron Vice President and Chief Financial Officer

Biography:

Ms. Gendron, 46, has been our Vice President and Chief Financial Officer since September 1, 2014. From 2011 until her employment with us, Ms. Gendron was the Vice President and Controller of Gannett Co., Inc., an NYSE-listed international media and marketing solutions company, and performed the duties of Chief Accounting Officer. Previously, Ms. Gendron held the position of Vice President and Controller at NII Holdings, Inc., a mobile communication services company, which she joined as its Finance Director in 1998. Ms. Gendron began her career in accounting at KPMG LLC in 1991 and is a C.P.A.

Ms. Gendron received an M.B.A. from Georgetown University, a Global Executive M.B.A. from ESADE Business School of Ramon Llull University in Barcelona, Spain, and a B.S. in Commerce with a concentration in Accounting from the University of Virginia.

John M. Dalton Vice President, Controller and Chief Accounting Officer

Biography:

Mr. Dalton, 34, has been our Vice President, Controller and Chief Accounting Officer since September 14, 2015. Mr. Dalton was the Assistant Controller from 2014 to 2015 and Director of Consolidations and Financial Reporting from 2013 to 2014 of TEGNA   Inc./Gannett Co., Inc. Mr. Dalton has held other accounting and audit positions at TEGNA/Gannett since 2004.

Mr. Dalton is a C.P.A and obtained a Bachelor of Business Administration from James Madison University.

Rocco J. Nittoli Vice President and Treasurer

Biography:

Mr. Nittoli, 56, is our Vice President, Treasurer and Chief Compliance Officer. Mr. Nittoli joined us in September 1997, and has served in a variety of capacities at our subsidiaries and as our Treasurer since May 2007 and as our Vice President since September 2007.

Mr. Nittoli is a C.P.A. and received a M.S. in Taxation from Seton Hall University and a B.A. in Accounting from Rutgers University.

8

Directors and Board Committees

Board of Directors	Richard B. Handler	Francisco L. Borges	7 meetings in 2015
	Brian P. Friedman	W. Patrick Campbell
	Joseph S. Steinberg	Robert E. Joyal
	Linda L. Adamany	Jeffrey C. Keil
	Robert D. Beyer	Michael T. O’Kane
Stuart H. Reese
Chair:	Key Responsibilities:
Joseph S. Steinberg
	•	Represent the interests of shareholders
Lead Independent	•	Evaluate our performance, plans, and prospects
Director:	•	Supervise and direct management in the interest and for the benefit of our
Robert E. Joyal		shareholders
	•	Oversee risk

Audit Committee	Members: Adamany, Borges, Campbell, Keil, O’Kane, Reese	5 meetings in 2015
Chair:	Key Responsibilities:
W. Patrick Campbell
	•	Assist our Board in its oversight of our financial statements, internal audit function and internal control over financial reporting
	•	Oversee our independent auditors and our audit, approve all services to be provided by our independent auditors and determine whether to retain or terminate our independent auditors
	•	Assist our Board and management with legal and regulatory compliance
	•	Oversee our Code of Business Practice
	•	Prepare the Audit Committee Report

Compensation Committee	Members: Beyer, Joyal, O’Kane	6 meetings in 2015
Chair:	Key Responsibilities:
Robert D. Beyer	•	Set the compensation of our Chairman, CEO and President
	•	Review and approve corporate goals and objectives relevant to the compensation of our executive officers, evaluate their performance and approve their compensation
	•	Assist senior management in establishing our general compensation philosophy, oversee the development and implementation of compensation programs, including our incentive compensation plans and equity-based plans
	•	Assist with regulatory and legal compliance with respect to compensation matters, including a recommendation to the Board regarding the frequency of the advisory vote on compensation
	•	Retain, evaluate and assess the work of our compensation consultant
	•	Prepare the Compensation Committee Report

Nominating and
Corporate Governance
Committee	Members: Adamany, Beyer, Borges, Keil, Joyal	2 meetings in 2015
Chair:	Key Responsibilities:
Robert E. Joyal	•	Recommend individuals to our Board for nomination, election or appointment as members of our Board
	•	Oversee the evaluation of our Board and management.
	•	Establish and oversee our corporate governance and governance guidelines
	•	Review and recommend to the Board any changes in the compensation of directors
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Ownership of Our Common Shares

	Number of Shares and Nature of		Percent
Beneficial Owner(a)	Beneficial Ownership(b)		of Class(c)
The Vanguard Group	27,318,426	(d)	7.5%
Linda L.Adamany	9,510	(e)	*
Robert D. Beyer	50,510	(f)	*
Francisco L. Borges	19,510	(e)	*
W. Patrick Campbell	8,941	(g)	*
Brian P. Friedman	3,304,667	(h)	0.9%
Teresa S. Gendron	30,084	(i)	*
Richard B. Handler	9,361,899	(j)	2.5%
Robert E. Joyal	22,548	(k)	*
Jeffrey C. Keil	24,259	(l)	*
Michael T. O’Kane	10,757	(m)	*
Stuart H. Reese	14,510	(f)	*
Michael J. Sharp	69,958	(n)	*
Joseph S. Steinberg	21,970,733	(o)	6.1%
All directors and executive officers as a group (15 persons)	34,986,111		9.5%

*	Less than 0.1%.
(a)	Except for Vanguard, the business address of each person is c/o Leucadia National Corporation, 520 Madison Avenue, New York, NY 10022. The list of owners consists of our directors, named executive officers and, to our knowledge, all 5% shareholders.
(b)	Shares owned by directors and executive officers at March 7, 2016. Unless otherwise noted, voting and investment power are held solely by the reporting person. Ownership of restricted shares includes voting but no investment power. Ownership of vested options, vested warrants and vested restricted stock units (RSUs) includes the right to acquire voting and investment power within 60 days. Ownership of shares held under the Profit Sharing Plan (PSP) is held by the PSP trustee and include sole voting and limited investment power. Unless otherwise noted, all other ownership of shares reported includes voting and investment power. Ownership of shares reported below as excluded does not include voting or investment power.
(c)	Based on 362,245,720 shares outstanding.
(d)	The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has sole voting power over 608,959 shares, shared voting power over 31,000 shares, sole dispositive power over 26,659,420 shares and shared dispositive power over 659,006 shares as disclosed in Vanguard’s amended Schedule 13G filed February 10, 2016.
(e)	Includes 7,941 restricted shares.
(f)	Includes 7,941 restricted shares and 1,000 shares underlying a vested option.
(g)	Includes 7,941 restricted shares and 1,000 shares underlying a vested option. Excludes 36,253 deferred RSUs.
(h)	Assuming Mr. Friedman’s continued employment with us through the expiration of all applicable vesting and deferral periods, he would beneficially own 6,635,612 shares (representing 1.8% of our outstanding shares). The number in the table includes 48,600 shares held in a family trust with shared voting and investment power, 628,849 vested RSUs and 15,787 PSP shares.
(i)	Includes 20,056 restricted shares.
(j)	Assuming Mr. Handler’s continued employment with us through the expiration of all applicable vesting and deferral periods, he would beneficially own 12,692,844 shares (representing 3.4% of our outstanding shares). The number in the table includes 6,242,291 vested RSUs, 449,337 shares held in a family trust with shared voting and investment power and 99,535 PSP shares.
(k)	Includes 3,138 restricted shares and 1,000 shares underlying a vested option. Excludes 33,022 deferred RSUs.
(l)	Includes 3,138 restricted shares and 4,552 shares underlying a vested option. Excludes 4,848 deferred RSUs.
(m)	Includes 3,138 restricted shares and 1,000 shares underlying a vested option. Excludes 33,589 deferred RSUs.
(n)	Includes 61,425 restricted shares and 4 PSP shares.
(o)	Includes 21,970,733 shares held by Mr. Steinberg, corporations wholly owned by Mr. Steinberg, family trusts or corporations wholly owned by family trusts as to which Mr. Steinberg has sole voting and investment power.
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Corporate Governance

Recent Corporate Governance Initiatives

Since our March 2013 combination with Jefferies and the appointment of Richard Handler as CEO and Brian Friedman as President, we have made significant enhancements to the composition of our Board of Directors and its committees.

▪	We reconstituted our Board of Directors, increasing the number of directors from eight to eleven – eight of whom are independent, non-employee directors – and added a total of nine new directors, with an emphasis on enhancing the diversity of our Board	Recently Refreshed Board* * Including Jefferies Board tenure, average tenure is ~7 years
▪	Our Compensation Committee is composed of three new independent directors, with Robert Beyer as the new Chairman as of July 25, 2013
▪	Our Audit Committee is composed of six independent directors, five of whom joined the Board in 2013, with Pat Campbell as the new Chairman as of March 1, 2013
▪	Our Nominating and Corporate Governance Committee is composed of five independent directors, four of whom joined the Board in 2013, with Robert Joyal as the new Chairman as of April 25, 2013
▪	Robert Joyal has been our Board’s inaugural Lead Director since 2014

In addition to the changes to our Board of Directors and its committees, we adopted multiple structures to strengthen the board’s independence, ensure robust risk oversight, and bolster alignment, communication and transparency with our shareholders.

2016 Enhancements:

Individual Director Assessments	We enhanced our annual Board evaluation process to require individual director assessments
CEO and President Stock Ownership Guidelines	We adopted new ownership guidelines for our CEO and President and require each to accumulate an ownership position in our equity securities with a value equal to at least ten times the executive’s salary
Minimum Holding Periods of Vested Equity	We approved holding periods requiring our CEO and President to hold at least 75% of after-tax shares until the expiration of three years after vesting or until retirement (50% of after tax shares for all other named executive officers)
CEO and President Evaluations	We enhanced and formalized the Board’s performance evaluation process for our CEO and President
Corporate Social Responsibility Principles	We re-confirmed our commitment to social responsibility, charging management with implementing a process to evaluate our corporate conduct in light of our published principles
Shareholder Engagement	We continued our rigorous shareholder outreach to help better understand shareholder concerns and determine the best path to constructively respond to them
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Other Enhancements:

Appointment of Lead Director	We created the position of Lead Director and amended our Corporate Governance Guidelines to clearly delineate the Lead Director’s responsibilities
Majority Voting	We amended our by-laws to require majority voting in connection with uncontested director elections to work in conjunction with our previously-adopted director resignation policy
Claw-back Policy	We approved a policy allowing our Compensation Committee to claw-back performance-based and discretionary awards if an underlying performance metric considered by the Compensation Committee in approving an award is corrected, adjusted or deemed to be false
Director Stock Ownership Guidelines	We amended our Corporate Governance Guidelines to require each director within five years of joining the Board to accumulate an ownership position in our equity securities with a value equal to three times the director’s annual cash retainer
Prohibition on Hedging	We imposed a prohibition on the hedging of our shares and other securities by our directors, executives and employees
Independent Compensation Consultant	Our Compensation Committee retained Mercer (US) Inc. as its independent compensation consultant to review our historical compensation and related practices, examine relevant peer and industry practices, and advise the Compensation Committee on how best to structure our performance-based and other compensation programs going forward

Additional information about changes to our compensation policies and practices is contained in our Compensation Discussion and Analysis.

Director Independence

In accordance with our Corporate Governance Guidelines, available on our website, leucadia.com, the Board of Directors undertook its annual review of director independence. During this review, the Board considered all transactions and relationships between us and each nominee for director or any member of such person’s immediate family. The purpose of this review is to determine whether any relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent. The Board has not adopted any “categorical standards” for assessing independence. However, as stated in the Corporate Governance Guidelines, the Board has determined that friendship among directors shall not be a basis for determining that a director is not independent for purposes of serving on the Board.

The Board affirmatively determined that each of our non-employee director nominees is independent of us and our management. In making this determination, our Board reviewed the corporate governance rules of the NYSE, the principal exchange on which our shares are traded, and considered commercial, charitable, family and other relationships that directors or members of their immediate family have or have had with us. In addition, for our Audit Committee members, our Board also considered the requirements of Rule 10A-3 under the Exchange Act.

In particular, our Board considered the following relationships: a family member of Mr. Keil is the head of an educational institution to which Mr. Steinberg has made charitable contributions, either directly or through charitable trusts, in amounts not exceeding $100,000; Mr. Keil is a trustee of several trusts (certain of which hold our shares) for the benefit of Mr. Steinberg’s children and other family members (for which Mr. Keil receives no remuneration); Mr. Beyer is an independent director of Allstate and Kroger, each of which has a commercial relationship with one of our subsidiaries; Mr. Reese previously served (prior to 2011) as President and Chief Executive Officer of MassMutual, a holder of our Series A Cumulative Convertible Preferred Stock and a commercial finance joint venture partner with Jefferies and Messrs. Joyal and Reese were associated with each other in connection with their prior employment with MassMutual.

The Board has determined that none of these relationships is a material relationship and therefore does not affect the Board’s determination of independence.

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Majority Voting and Director Resignation Policy

Our By-laws require that each director in an uncontested election be elected by the affirmative vote of a majority of the votes cast with respect to such director. We previously adopted a director resignation policy, which is incorporated into our Corporate Governance Guidelines. Pursuant to this policy, in an uncontested election of directors, any incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast is required to promptly tender his or her resignation to the Board of the Directors. A director nominee will have failed to receive the affirmative vote of a majority of votes cast if the number of “against” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding abstentions and broker non-votes). An election is considered “uncontested” if the number of director nominees does not exceed the number of directors to be elected.

The Board of Directors will decide, after considering the recommendation of the Nominating and Corporate Governance Committee, whether to accept or reject a tendered resignation. The nominee in question will not participate in the recommendation or decision-making process. The Board’s explanation of its decision will be publicly disclosed within 90 days from the date of publication of the election results. The Nominating and Corporate Governance Committee and the Board of Directors may consider any factor deemed appropriate during this process.

Lead Director Position and Duties

Mr. Joyal was re-elected by our Board of Directors in February 2016 as its Lead Director.

Our Corporate Governance Guidelines provides that our Lead Director:

▪	Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board, and has the authority to call meetings of the independent members of the Board

▪	Serves as liaison between the Chairman of the Board and the independent members of the Board, and provides the Chairman of the Board, the Chief Executive Officer and the President (Principal Executive Officers) with feedback from executive sessions of the independent members of the Board

▪	Reviews and approves the information to be provided to the Board

▪	Reviews and approves meeting agendas and coordinates with the Principal Executive Officers to develop such agendas

▪	Approves meeting schedules to assure there is sufficient time for discussion of all agenda items

▪	If requested by major shareholders, ensures that he or she is available for consultation and direct communication

▪	Interviews, along with the chair of the Nominating and Corporate Governance Committee, all Board candidates and makes recommendations to the Nominating and Corporate Governance Committee and the Board

▪	Provides input relating to the membership of various committees of the Board and the selection of the chairs of such committees

▪	Consults with the chairs of each Board committee and solicits their participation in performing the duties described above

▪	Performs such other functions and responsibilities as requested by the Board from time to time

Other Governance Features & Practices

Anti-Hedging Policy

We recently amended our Insider Trading and Anti-Tipping Policy to expressly prohibit hedging transactions involving our securities and those of our subsidiaries by our directors, executive officers and all other employees. We believe that hedging against losses in our securities breaks the alignment between our shareholders and our executives that equity grants are intended to build. Our anti-hedging policy also prohibits direct and indirect short selling and derivative transactions involving our securities, other than the exercise of any options or warrants issued by us to our employees or directors.

Risk Oversight

Our Board of Directors is responsible for the general oversight of risks that affect us. Our Board receives regular reports on our operations from our Chief Executive Officer, our President and our Chairman, as well as other members of management. Our Board reviews these reports and makes inquiries whenever appropriate. In exercising its oversight

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responsibilities, our Board considers potential investments that require expenditure above $150 million, a financial threshold approved by our Board, with general delegation to any two of Messrs. Handler, Friedman and Steinberg, acting together, for approval of matters below that threshold.

Our Board also fulfills its oversight role through the operations of its various committees, including our Audit Committee. Our Board receives periodic reports on each committee’s activities. The Audit Committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC. The Audit Committee receives reports from our CFO and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions. Our Audit Committee receives reports from our Chief Compliance Officer in accordance with our Whistle Blower Policy. Our Audit Committee also oversees our Related Person Transaction Policy. Additionally, with respect to Jefferies, Jefferies’ risk management team continuously monitors its various business groups, the level of risk they are taking and the efficacy of potential risk mitigation strategies and presents such information to Jefferies’ senior management and our Board.

Additional Information about our Board and Committees

Board of Directors. All directors attended at least 75% of the meetings of the Board of Directors and Committees on which they served during 2015.

All of our directors attended our 2015 shareholder meeting, although we do not have a policy requiring director attendance.

Our Board has determined that our independent directors will meet regularly in executive session outside the presence of management. No formal Board action may be taken at any executive session. Our Lead Director presides over each executive session and has the authority to call such meetings.

Our Board believes our directors should also be shareholders. Last year, our Board amended our Corporate Governance Guidelines to require each director within five years of joining our Board to accumulate an ownership position in our equity securities equal to three times the value of a director’s annual cash retainer.

Following the completion of our transaction with Jefferies, Mr. Handler became a director and our Chief Executive Officer, Mr. Friedman became a director and our President, and Mr. Steinberg became our Chairman of the Board. Mr. Handler is our principal executive officer and works together with Messrs. Friedman and Steinberg to provide our senior leadership. Messrs. Handler and Friedman operate as a closely paired team as they fulfill their director and executive officer responsibilities with us and Jefferies, where they serve as the top two executives and are fully involved in the day-to-day management of Jefferies. Their partnership has been developed over fifteen years working together, and we believe this approach allows for development and execution of enhanced outcomes and allows the two executives to effectively extend their strong leadership across the wide variety of responsibilities. Our Board believes that we and our shareholders benefit from our leadership structure and Messrs. Handler and Friedman’s partnership and their multiple roles.

Our Board has standing Audit, Compensation and Nominating and Corporate Governance Committees, each of which has adopted a written charter that is available on our website at leucadia.com.

Audit Committee. Our Board determined that each member of the Audit Committee, including Mr. Campbell, the Chairman, is qualified as an audit committee financial expert within the meaning of regulations of the SEC, thereby satisfying the financial literacy expertise requirement of the listing standards of the NYSE.

Compensation Committee. Among other responsibilities, our Compensation Committee considers whether our compensation policies and practices reward employees for imprudent risk taking and has determined that our compensation policies and practices, including those of Jefferies, are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation. Our Compensation Committee members (Messrs. Beyer, Joyal and O’Kane) were never employed by Leucadia nor served as an officer for Leucadia. During 2015, none of our executive officers served on any board or compensation committee of another entity, one of whose executive officers was a member of our Board of Directors or a member of our Compensation Committee.

Nominating and Corporate Governance Committee. A key function of our Nominating and Corporate Governance Committee is to assist our Board by identifying qualified Board candidates and recommending candidates to our Board

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who will be instrumental to Leucadia’s growth and success. As noted earlier, the Committee takes into consideration such factors as it deems appropriate, which may include:

▪	Judgment, skill, diversity, experience with businesses and other organizations of comparable size

▪	The interplay of the candidate’s experience with the experience of other Board members

▪	Extent to which the candidate would be a desirable addition to our Board and its Committees

The Committee is committed to a policy of inclusiveness and seeks members with diverse backgrounds, an understanding of our business and a reputation for integrity and has adopted a written policy with regard to the consideration of diversity in evaluating candidates.. In furtherance of this policy, the Committee takes reasonable steps to see that women and minority candidates are considered for the pool from which the Board nominees are chosen through, among other things, attempting to seek women and minority candidates as part of every Board search and considering diverse candidates from nontraditional venues. This policy is enveloped within our Nominating & Corporate Governance Committee Charter and assessed annually by the Committee and as part of its broader charter and corporate policy reviews. This policy, and its implementation and effectiveness, are also assessed through our shareholder outreach and have received positive shareholder feedback. In addition to candidates proposed by management, the Committee may consider candidates proposed by shareholders, but is not required to do so. If the Committee considers any candidates proposed by shareholders, it would consider the same factors used in evaluating candidates proposed by management or the Board.

Engagement of Independent Compensation Consultant

During 2015 and 2016, our Compensation Committee retained Mercer (US) Inc. as an independent compensation consultant to assist the Compensation Committee with conducting a thorough review of our executive compensation practices, including a review of our historical compensation and related practices, an examination of relevant peer and industry practices and recommendations on how best to structure our performance-based and other compensation practices going forward.

Our Compensation Committee considered whether any conflicts of interest would arise due to its engagement of Mercer. The Committee recognized that, during 2015, we paid Mercer $161,000 for executive and director compensation consulting services and paid Mercer and its affiliates $565,000 for services rendered to us in their capacities other than relating to executive and director compensation. The decisions to use Mercer and its affiliates for these other services are made in the ordinary course of our business and are generally recommended by our business department heads with the approval of management. We view these engagements as unrelated to our Compensation Committee’s engagement of Mercer and we do not require the Compensation Committee or the Board to review each use of Mercer or its affiliates for such purposes. The Compensation Committee reviewed and analyzed Mercer’s services to and compensation from us prior to its engagement and all other factors deemed relevant and required by SEC rules and concluded that the proposed engagement of Mercer by our Compensation Committee for executive compensation work did not raise a conflict of interest and that Mercer is independent.

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2015 Director Compensation

	Fees Earned
	or Paid in	Stock
Name(1)	Cash ($)(2)	Awards ($)(3)	Total ($)
Linda L.Adamany	$115,000	$120,000	$235,000
Robert D. Beyer	$125,000	$120,000	$245,000
Francisco L. Borges	$115,000	$120,000	$235,000
W. Patrick Campbell	$355,000	$120,000	$475,000
Robert E. Joyal	$125,000	$120,000	$245,000
Jeffrey C. Keil	$115,000	$120,000	$235,000
Michael T. O’Kane	$115,000	$120,000	$235,000
Stuart H. Reese	$115,000	$120,000	$235,000

(1)	Directors who are also our employees do not receive director compensation from us.
(2)	Our annual director compensation consists of an equity grant in the amount of $120,000, a retainer of $115,000 and additional retainers of $20,000 to the Chair of the Audit Committee and $10,000 to the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Campbell currently serves both as a director of Jefferies and the Chair of its Audit Committee and a director of Jefferies International Limited and a member of its Audit Committee. Mr. Campbell’s total cash fees of $355,000 include $220,000 for his important roles on the Jefferies and Jefferies International Limited boards, which complement and support his roles at Leucadia.
(3)	Grant date fair value of equity awards computed in accordance with GAAP. Each independent director received a single equity award with a market value of $120,000. Unvested securities subject to forfeiture are held by Ms. Adamany and Messrs. Beyer, Borges and Reese (7,941 shares each), Messrs. Beyer, Campbell, Joyal, O’Kane and Reese (options to purchase 1,000 shares each) and Mr. Keil (options to purchase 1,508 shares).

Equity Compensation Plan Information

Outstanding Equity Awards

The following table summarizes information regarding our shares under our equity compensation plans as of December 31, 2015.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding options,	outstanding options,	plans (excluding
Plan Category	warrants, and rights	warrants, and rights	outstanding securities)
Equity compensation plans approved by security holders	17,559,431 (1)	$8.53 (2)	18,563,828 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	17,559,431	$8.53	18,563,828

(1)	Includes shares to be issued upon: settlement of 12,604,268 RSUs under the Leucadia National Corporation 2003 Incentive Compensation Plan; settlement of 293,891 RSUs under our Director’s Stock Compensation Plan; exercise of 661,272 options under our Option Plan and exercise of 4,000,000 warrants under our Warrant Plan.
(2)	The weighted average exercise price is calculated including RSUs which have an exercise price of zero. If the weighted average exercise price was calculated including only those awards that have a specified exercise price, the weighted average exercise price for plans approved by security holders would be $32.14.
(3)	Includes 18,165,279 shares under our Incentive Plan for general use and 398,550 shares under our Director’s Stock Compensation Plan. In March 2014, we terminated the authorization to issue options and rights under our Option Plan. No shares remain available for future issuances under our Option Plan or Warrant Plan.

Rate of Equity Award Grants

During 2015, we issued a total of 985,805 shares under our existing equity plans, representing a rate of equity award grants, or so-called burn rate, of 0.27%, which our Compensation Committee believes is extremely modest for a company of our size and scope of operations.

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Compensation Discussion and Analysis

Overview

The Compensation Discussion and Analysis section describes the structure and guiding principles of our executive compensation program for our named executive officers (NEOs), who in 2015 were:

Richard B. Handler	Chief Executive Officer
Brian P. Friedman	President
Joseph S. Steinberg	Chairman of the Board
Michael J. Sharp	Executive Vice President and General Counsel
Teresa S. Gendron	Vice President and Chief Financial Officer

Our Approach to Executive Compensation

We distinguish ourselves by our ability to take a long-term view in a business environment that is increasingly characterized by impatience and short-term investment horizons. We are patient, prudent risk-takers, always looking for opportunities to acquire new businesses, securities and assets to maximize returns over the long-term.

Leucadia’s compensation program is designed to mirror and sustain this long-term view. We are committed to ensuring that executive compensation is tightly linked to the creation of sustainable value for our shareholders, and that executive interests are aligned with our shareholders over the long run. With this in mind, we have created a compensation program with the following key features:

Strong link between pay and performance

Substantial majority of executive compensation at-risk

No acceleration of vesting of any equity held by executives in the event of a change-in-control

No change-in-control payments

Prohibit hedging of company stock

No repricing of stock options without express approval from stockholders

Robust claw-back policy

No tax gross-ups on any payments or perquisites

Minimum required holding periods of vested equity for all NEOs

Business Overview

Who We Are

Leucadia is a diversified company that engages in financial services and merchant banking operations. We acquire businesses and fund investments we deem attractive, help improve their operational and financial performance, and exit investments if and when we deem an exit in Leucadia’s best interests and believe we can earn superior returns elsewhere.

Our portfolio today consists of a number of businesses that span two primary platforms:

▪	Financial Services

▪	Merchant Banking

Our largest operating company is Jefferies Group LLC (Jefferies), which became a wholly owned subsidiary of Leucadia in March 2013 through a transformative strategic combination that created a powerful platform, linking financial services with merchant banking. The synergies that we anticipated when this combination was considered in late 2012 have begun to be realized over the past three years, as Jefferies’ investment-banking platform and related financial-services expertise has not only presented investment opportunities upon which Leucadia might not otherwise have been able to capitalize (for example, HRG and FXCM) but also provided the intellectual capital and relationships that have permitted us to begin to build out Leucadia Asset Management. In addition to Jefferies, FXCM and Leucadia Asset Management, our financial services platform includes Berkadia, HomeFed, and Foursight and Chrome, which allow us to take advantage of opportunities, respectively, in commercial-mortgage banking, real estate, and automobile and motorcycle financing.

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Our merchant banking platform, which includes National Beef, HRG, Vitesse Energy, Juneau Energy, Garcadia, Linkem, Conwed, Idaho Timber and Golden Queen, engages in a variety of businesses, including beef processing, insurance, consumer goods, oil and gas exploration and production, automobile dealerships, telecommunications services, manufacturing, and gold and silver mining.

Structure of Leucadia National Corporation

* Includes all employees of subsidiaries and 20+ %-owned investee companies.

Note:	Dollar amounts are Leucadia’s net carrying amount as of 12/31/15 for each investment (for consolidated subsidiaries, net carrying amount equals assets less liabilities).

2015 Performance

Leucadia’s 2015 performance was disappointing. Although the year began with promise, by mid-year Jefferies encountered significant headwinds due to nearly unprecedented market volatility and turmoil, all of which led to disappointing year-end results. Likewise, cyclical market forces caused National Beef to report negative EBITDA for the first time since we acquired it in December 2011. Despite these poor results that weighed on our earnings, 2015 did produce successes and growth trends that are promising, especially for our businesses outside of Jefferies.

In January 2015, Jefferies investment bankers provided us with the opportunity to rescue FXCM, a leading provider of retail online foreign exchange trading that suffered severe consequences when the Swiss Central Bank unpegged the Swiss Franc exchange rate, which resulted in massive losses by FXCM’s clients and, accordingly, by FXCM. We provided FXCM with a $300 million loan that both pays interest and, through a related agreement, gives us ongoing rights to distributions from FXCM. To date, our $300 million senior secured term-loan has generated $166 million of principal, interest and fees to Leucadia, and $193 million remains outstanding under the credit agreement. In addition, we will continue to receive distributions from FXCM after the loan is paid down. In 2015, FXCM generated revenue for Leucadia of just under $500 million. FXCM has also come a long way from the extraordinary event that led to our involvement, and it is well on its way to regaining and hopefully exceeding its historic position in the global foreign exchange market.

In addition to the notable success of our FXCM investment, we are seeing promise and growth from our other businesses. For example, despite National Beef’s results, we believe we are beginning to turn a corner with the increase in the number of fed cattle available for slaughter. Berkadia experienced its best year ever for originations and investment sales volume. HomeFed is poised to begin converting its larger assets to cash. HRG’s Spectrum Brands had its sixth consecutive year of record financial performance, Spectrum’s acquisition of Armored AutoGroup should produce substantial free cash flow, and HRG’s divestiture of Fidelity Guaranty & Life should close soon.

All that said, we realize that we have much more to do to deliver the performance our shareholders expect and deserve. As a holding company, Leucadia ultimately generates shareholder returns from value creation through operating results and portfolio company transactions. We remain focused on building the intrinsic value of Leucadia’s portfolio through attractive investments and prudent portfolio management.

For the complete picture of our 2015 results, please see our 2015 Annual Report at leucadia.com.

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2015 Pay Summary, Reflecting Strict Performance Alignment

Because our executive compensation program is, with the exception of base salaries, performance-based, our CEO and President’s realized 2015 compensation was severely impacted and equaled 64% of target.

2015 Target Potential Versus Realized Pay (in millions USD)

▪	The 2015 annual incentive plan was based on Jefferies’ standalone results and on Leucadia’s financial results excluding Jefferies:

o	Jefferies-Based Incentive: Because Jefferies’ performance was below payment thresholds, no annual incentive was paid to our executives based on this element

o	Leucadia-Based Incentive: Because Leucadia’s performance excluding Jefferies exceeded the upper band of performance measurement, primarily due to excellent performance from our FXCM investment, our executives each received a $6 million annual cash incentive

▪	The long-term equity component of our annual incentive plan was based on Jefferies’ results. As a result of Jefferies’ underperformance, our executives forfeited 313,022 shares of their 2012 grant that, when impacted by the decrease in Leucadia’s share price, resulted in their receiving 359,392 shares that were valued at approximately $5.8 million (or 45% of the original grant value)

In 2015, target total direct compensation to our CEO was slightly below the 50th percentile of our peer group CEOs. Actual total direct compensation was in the 34th percentile of our peer group.

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2015 Compensation Program

Shareholder Outreach & Evolution of our Compensation Program

In 2015, our board and management team reached out to holders of approximately 56% of our shares (about 45 of our non-affiliated institutional shareholders, including almost all of our top 25 institutional shareholders), and met or spoke with holders of about 35% of our shares. We found our outreach to be extremely informative.

At last year’s annual meeting, shareholders approved our say-on-pay proposal for 2014 compensation with 93% of votes cast, a substantial and marked improvement over the prior year’s results. Our Board was heartened by the support shareholders have expressed at the changes that have been made over the last several years.

Based on the feedback it heard from shareholders and on careful study of plan design, we continued to build on the substantial changes made in 2014 by implementing the following changes to our 2015 compensation program:

Area of Feedback	2015 Actions Taken
Performance-based Annual Bonus	▪	Reduced Cash Bonus Opportunity: Determined that cash incentives would be capped at $6 million
	▪	Increased Long-Term Equity Focus: Shifted the reduced cash bonus opportunity value into a performance-based equity vehicle that required achievement of 2015 operating performance goals to be earned and would have been subject to three-year cliff vesting in order to provide greater alignment with shareholder outcomes and encourage sustainability of results
	▪	Rebalanced Bonus Performance Emphasis: Increased the weight assigned to Leucadia’s performance in our annual incentive plan from 25% to 50% while Jefferies weight was reduced from 75% to 50% for 2015 bonus calculations
Long-term Equity Incentives	▪	Pay and Performance Aligned for 2015 CEO and President Equity Awards: Based on performance, reduced 2015 long-term equity awards held by each of Messrs. Handler and Friedman by 313,022 Leucadia shares representing a 47% reduction of equity – and when coupled with the decrease in our stock price, a 55% decrease in value of the award – because actual performance (Jefferies’ net earnings) fell short of performance targets
Improved Disclosure	▪	Expanded Shareholder Engagement and Disclosure: Increased disclosure in the proxy statement of ongoing shareholder engagement efforts and their direct impact on board discussions and decisions, including new 2015 and 2016 compensation program

Alignment between Pay and Performance

The changes we have made over the last several years have resulted in pay and performance being tightly linked, and the elements of our program being completely transparent. In 2015, 95% of our CEO and President’s total target compensation was at risk and 89% of all NEOs’ target compensation was at risk. Equity is a significant component of this compensation, and is a part of both the Annual Bonus program as well as the long-term incentive award.

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2015 CEO & President Pay	2015 NEO Pay

Elements of our Compensation Program

Our compensation policies are designed to provide competitive levels of compensation in order to attract and retain talented executives and leaders, encourage long-term service and loyalty, and align their interests with the creation of long-term value for our shareholders. Each element of our program is tailored to incentivize a specific area of pay that we believe will promote sustained economic value over time.

2015 CEO and President Compensation Program
Base Salary	▪	$1 million for each of our CEO and President, based on the competitive market rate
	▪	Mr. Handler and Mr. Friedman have the same salaries due to compensation and retention considerations, and the partnership nature of their roles
Performance- Based Annual Incentive	▪	Cash-and-stock incentive bonus plan
	▪	100% performance-based on key profit and return metrics for Leucadia and Jefferies
	▪	Equity portion of annual incentive awards subject to three-year cliff vesting
Long-Term Incentive	▪	100% performance-linked restricted stock units (RSUs) for 2013-2015 (legacy Jefferies)
	▪	Subject to three-year cliff vesting with forfeiture potential based on Jefferies’ GAAP-reported net income, plus additional deferred distribution
Benefits	▪	Broad-based plans (medical, dental, life insurance, disability, savings, retirement, voluntary deferred compensation opportunities)
	▪	Customary and reasonable executive perquisites

Base Salary

We pay our named executive officers a base salary in order to provide them a predictable level of income and to reward current and past short-term performance. The base salaries we have established reflect our understanding of the competitive market for these roles.

Executive	Role	2015 Base Salary
Richard B. Handler	CEO	$ 1,000,000
Brian P. Friedman	President	$ 1,000,000
Joseph S. Steinberg	Chairman of the Board	$ 810,693
Michael J. Sharp	General Counsel	$ 1,000,000
Teresa S. Gendron	CFO	$ 500,000
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Performance-Based Annual Bonuses

Performance-based annual bonuses are designed to encourage our executive officers to deliver strong annual results, to maximize short-term productivity and profitability and to reward our executive officers for their efforts during the year. Motivating our executive officers to deliver strong short-term results directly impacts our performance, and together with long-term focus and risk mitigation, is key to our success.

2015 annual performance-based incentives for our CEO, President and General Counsel were based upon pre-determined formulas and financial metrics, and were chosen because the Compensation Committee believes each is a key driver of the creation of long-term shareholder value. A target level of achievement was set for each metric and executives were compensated based on achievement of each metric. With multiple metrics used to rate performance, it was possible to achieve or surpass intended performance on one metric while underperforming on another, resulting in a weighted average earned compensation amount.

For our CEO and President, our 2015 annual incentive bonus plan had a target incentive value of $6.0 million with upside potential based on performance of up to $12 million. To the extent performance exceeded targets, cash compensation would be capped at $6 million and all above-target compensation would be in the form of restricted equity subject to three-year cliff vesting. The Compensation Committee decided to add an equity portion to the annual incentive after considering the feedback from our shareholders.

The plan was based on two performance metrics:

2015 Annual Bonus Plan
Weight	Performance	Target	Superior Plus
50%	Leucadia’s Earnings Before Income Tax (EBIT) of Leucadia’s Major Portfolio Companies, excluding Jefferies and Certain Unrealized Gains/Losses	$3.0 million	$6.0 million
50%	Jefferies’ Earnings Before Income Tax and Jefferies’ Pre-Tax Return on Tangible Equity (ROTE)	$3.0 million	$6.0 million

For 2015, in direct response to shareholder feedback, the Compensation Committee increased the weight assigned to Leucadia’s broader business from 25% to 50%, while Jefferies’ weight was reduced from 75% to 50%. That change reflected the fact that our Compensation Committee agreed with our shareholders that greater emphasis should be placed on Leucadia’s performance.

2015 Performance Results – Annual Incentive Plans

- CEO and President

Weight	Sub- Weight	Metric	Target	Actual	Payment Result
50%	100%	Leucadia’s EBIT	$164,973,000	$416,529,000	$6 million
					(Superior Plus)
50%	55%	Jefferies’ EBIT	$ 284,412,000	$114,227,000	$0
					(Below Threshold)

	45%	Jefferies’ ROTE	8.0%	3.2%	$0
					(Below Threshold)

Leucadia’s 2015 EBIT exceeded the highest measurement level of payment, resulting in a formulaic maximum bonus award of $6 million in cash for each of Messrs. Handler and Friedman. This performance was predominantly due to the strong performance of our investment in FXCM ($491.3 million of unrealized and realized gains), which was introduced to us by Jefferies.

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Jefferies’ 2015 earnings before income tax and pre-tax return on tangible equity fell below the minimum thresholds for any formulaic bonus and therefore no equity was awarded.

- General Counsel

Our General Counsel’s annual incentive bonus plan was similar to that of our CEO and President and provided for a target bonus opportunity of $2 million, with $1.5 million of that target based upon Jefferies’ performance and $500,000 based upon Leucadia’s performance. As mentioned above, Jefferies’ adjusted performance was below target and Leucadia’s adjusted performance was above target. Together, the plan resulted in a formulaic outcome of $750,000 for Mr. Sharp. After considering the bonus plan results, as well as Mr. Sharp’s achievements during 2015 as General Counsel and Executive Vice President for Leucadia and Jefferies (including, among other things, his role in executing the FXCM deal, winding down the Bache business, attaining favorable resolutions of significant litigation, reducing our internal and external legal expenses and providing leadership across our firm), the Compensation Committee awarded Mr. Sharp an annual incentive bonus of $1.25 million. The 2015 bonus was below the $2 million target and $750,000 and $250,000 lower than Mr. Sharp’s annual bonuses for 2013 and 2014, respectively. The Committee also determined to revise Mr. Sharp’s performance grid for future compensation years to attempt to avoid future discretionary payments.

- Chairman

At our request, our Chairman serves as a director of many of our portfolio companies. Our portfolio companies benefit from Mr. Steinberg’s years of business experience and his hands-on involvement. Mr. Steinberg serves as Chairman of the Board of both HomeFed and HRG and as a director of Spectrum Brands Holdings and Fidelity & Guaranty Life, both subsidiaries of HRG. Much of Mr. Steinberg’s time is spent serving our portfolio companies in these capacities. As is the case with their other non-employee directors, Mr. Steinberg receives board retainer fees and equity awards in consideration of director services. During 2015, Mr. Steinberg received $859,402 in cash and equity payments as director compensation from our portfolio companies. These amounts were retained by him and were recognized as constituting his annual incentive bonus by our Compensation Committee.

- Chief Financial Officer

When Ms. Gendron became our CFO in September 2014, our Compensation Committee agreed to pay Ms. Gendron a minimum bonus of $750,000 for 2015. 2015 was the last compensation year covered under Ms. Gendron’s agreement and no additional compensation obligations remain. At the recommendation of Messrs. Handler and Friedman, the Compensation Committee awarded Ms. Gendron her $750,000 contractual bonus plus an additional $100,000 discretionary bonus. The Compensation Committee agreed with Messrs. Handler and Friedman that Ms. Gendron was deserving of the discretionary bonus as a reward for her services during the year, particularly given the excellent transition she completed during her first full year at Leucadia.

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2015 Long-term Equity Incentives

Long-term equity incentive compensation provides strong incentives for superior long-term performance and a direct link for our executive officers to the interests of our shareholders. The value of long-term equity incentive awards increase or decrease based upon the future price of our shares. Awards of long-term equity incentive compensation also create long-term ownership, which we believe is important to promoting a culture of entrepreneurship.

- CEO and President

In September 2012, Jefferies’ Compensation Committee approved the 2013-2015 executive compensation program for Messrs. Handler and Friedman. In light of the fact that Messrs. Handler and Friedman do not have employment agreements with us and consistent with the three-year-grant program that had been in place for a number of years, as part of their 2013-2015 compensation program, our Compensation Committee ratified and approved the 2013-2015 executive compensation program for Messrs. Handler and Friedman that included $13 million of long-term performance-linked restricted stock units for each of 2013, 2014 and 2015 under the Incentive Plan (previously the Jefferies plan).	2015 Results of 2013-2015 CEO and President Equity Grants

The 2013, 2014 and 2015 portions of the long-term equity incentive do not appear in the Summary Compensation Table for those years because the entire stock award was granted in 2012, prior to our combination with Jefferies. However, our Compensation Committee views the award as constituting $13 million of each executive’s direct compensation for each of 2013, 2014 and 2015.

The entire long-term equity incentive award granted in 2012 was subject to the satisfaction of certain performance criteria, with one-third of the award subject to performance threshold for each of 2013, 2014 and 2015.

In 2015, Jefferies’ reported net income of $93.5 million was below the target performance hurdle of $175 million required to fully vest this year’s tranche of the 2013-2015 equity award. As such, the target award for each executive was reduced by 47%, or 313,022 shares. This forfeiture and the impact of the decrease in Leucadia’s share price, resulted in their receiving 359,392 shares each that were valued at approximately $5.8 million, a reduction of $7.2 million from the target award.

Metric	Target	Actual	% Shortfall
Jefferies’ 2015 Net Income	$175 million	$93.5 million	47%

- General Counsel

In January 2016, the Compensation Committee approved a $1 million restricted equity grant to Mr. Sharp representing part of Mr. Sharp’s 2015 compensation. Messrs. Handler and Friedman recommended the award to recognize Mr. Sharp’s indefatigable leadership efforts at Leucadia and Jefferies during 2015 and to assure his compensation is competitive with that offered for comparable executives in similar positions at peer companies. The service-based award also serves as a long-term incentive, aligning the executive’s interests with those of our shareholders.

Benefits

We provide our named executive officers with medical, dental, life insurance, disability, savings, retirement, deferred compensation opportunities and other similar benefits available to employees generally that are not part of what we consider direct compensation. We intend these benefits to be competitive in order to help recruit and retain talented executives. These benefits are designed to facilitate the productivity of our executives, ensure the well-being of our executives, employees and their families, encourage long-term service to us and generally enable our compensation packages to remain competitive. In the aggregate, we believe our benefits including perquisites are in-line with or more moderate than general business practices for companies of comparable size and character.

Executive Perquisites

Certain perquisites as disclosed in our Summary Compensation Table are available to executive officers that are not available to other employees. Messrs. Handler, Friedman and Steinberg may use our business aircraft for personal use. Certain of our executive officers receive the use of cars, drivers for personal and business use, parking expenses and/or certain other related benefits. These benefits enhance our executives’ productivity and allow us to be competitive in the talent market. These perquisites are reported as All Other Compensation in our Summary Compensation Table.

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Severance

Under our severance policy, employees terminated by us other than for cause are generally entitled to one month’s pay for each year of service, up to a maximum of 24 months. Pay is defined as salary plus bonus (excluding one-time, tenure or holiday bonus). Messrs. Handler, Friedman and Sharp are only entitled to severance under Jefferies’ policy, which provides that terminated employees, other than employees terminated for cause, are generally entitled to one-half month’s salary for each year of service, up to a maximum of six months (a maximum of twelve months for employees with age plus years of service of at least sixty). More information is provided under Potential Payments upon Termination of Employment or Change in Control.

Retirement and Deferral Plans

For Leucadia employees hired before January 2014, we maintain a Savings and Retirement Plan that allows participants to make contributions, portions of which are matched by us. The plan also provides a contribution for eligible participants determined on the basis of age and service with potential contributions ranging from 2% of eligible compensation up to 16% of eligible compensation.

Our deferred compensation retirement plan allows employees with compensation in excess of $130,000 the opportunity to receive an employer contribution ranging from 2% of eligible compensation up to 16% of eligible compensation. The plan does not provide for employee contributions. We also have a deferred compensation plan that permits the deferral of compensation and provides a means for our employees to invest in our shares on a tax deferred basis. These plans are designed as non-qualified deferred compensation plans and are intended to meet the requirements of Section 409A.

Employees of Jefferies who began service prior to April 1, 1997, which includes Mr. Handler but none of the other named executive officers, are entitled to benefits under the Jefferies’ pension plan.

2016 Compensation Program Redesign

Shareholder Feedback and 2016 Compensation Program Design

Although our shareholders are being asked to vote on the Company’s 2015 compensation to executives, the Committee has committed to shareholders as part of our ongoing dialogue to keep them informed of the evolution of our compensation program. As noted earlier, the legacy Jefferies 2013-2015 LTIP award expired at the end of 2015. As the Compensation Committee considered the design of the new 2016 program, it engaged extensively with shareholders to discuss the plan features and design in order to ensure they were appropriate and reflected shareholder feedback.

In addition to the extensive dialogue we had with our shareholders in 2014 and 2015, prior to finalizing the 2016 program, we again reached out to holders of a majority of our shares, and our executive team and independent directors engaged with holders of approximately one-third of our shares in early 2016 to discuss the compensation program design that was being considered. We very much appreciated and benefitted from their feedback, which shaped our program and informed the narrative of this proxy statement. A summary of some of the major topics described is provided below.

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Area of Feedback	2016 Actions Taken
Emphasis on Long-Term Alignment with Shareholders	▪	Our shareholders made plain to us that they expected a compensation plan that was aligned with their long-term investments in Leucadia.
	▪	We agree, which is why, for 2016, we have implemented a program that has no annual cash incentive and has only a long-term equity plan with a three-year performance measuring period, vesting only after the end of those three years, and then an additional three-year holding period.
	▪	That is to say, to the extent our CEO and President receive compensation because of the Company’s performance, they do not have access to that compensation until the first quarter of 2022. Although it is still too early to determine whether this becomes a template for future plans, we believe it is the proper approach for 2016.
Multi-Year Performance-Vesting Equity	▪	We heard from shareholders that many prefer programs in which the dominant form of compensation is equity-based with performance measurements that span multiple years and target rigorous, relevant financial and operating metrics.
	▪	We agree, and the Committee chose to provide performance-based equity awards that will be subject to three years of performance-vesting, and those shares will be subject to an additional three-year holding requirement.
Long-Term Equity Plan With Single Year Equity Award Value	▪	Our shareholders expressed a preference for equity awards that were decided on an annual basis with corresponding competitive values, rather than grants designed to provide compensation for multiple years, such as our legacy long-term equity award that was issued in 2012 for the 2013-2015 period.
	▪	Accordingly, for the 2016 LTIP, the Compensation Committee approved a single-year equity grant that has multi-year performance hurdles
Shift Operating Performance Metrics to Parent Company Outcomes	▪	Our shareholders indicated that they preferred parent company performance measurements instead of a combination of Leucadia and Jefferies performance measurements. Financial metrics that reflect the performance of the company as a whole, they suggested, would aid their understanding of performance assessments.
	▪	Accordingly, in 2016 all of the LTIP’s compensation metrics will be based on Leucadia’s aggregate performance.
Addition of TSR as a Performance Metric	▪	Most shareholders expressed support for the inclusion of Total Shareholder Return (TSR) as one of the metrics in our long-term program, in addition to operating metrics. Though many operating metrics should correlate with shareholder value over time – and indeed often provide a causal link to value creation – shareholders ultimately experience that value creation through TSR. TSR can also reflect a market’s consensus for future prospects. In our engagement sessions, we discussed the benefits and challenges of absolute TSR and relative TSR as well as methods to set and present rigorous goals under each scenario.
	▪	In the 2016 program, 50% of incentive compensation will be tied to three-year absolute TSR goals. Absolute TSR was chosen because it rewards executives with growth of the portfolio in absolute terms and closely aligns with our strategic plan to grow the intrinsic value of our portfolio companies in absolute terms over time.
	▪	In addition, as seen in the chart in the following section, the absolute measure is rigorous, not easy to attain, and – if reached – will result in significant growth in share value. It bears noting that part of the rigor being applied was to measure management’s performance based on the closing price per share at December 31, 2015 of $17.39 instead of the $14.76 closing price on the grant date (effectively creating a 22.5% TSR hurdle at grant date before the threshold level of performance can be obtained).
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Area of Feedback	2016 Actions Taken (continued)
Addition of ROTDE as a Performance Metric	▪	Shareholders also strongly indicated that executive compensation should be directly linked to metrics linked to the Company’s return on investment, such as return on equity or capital. We responded by adopting ROTDE as one of the performance metrics in our compensation program. The Committee chose ROTDE instead of an ROE measure because ROTDE measures the efficient use of shareholder capital deployed in our investment portfolio more accurately. ROTDE is refined to exclude intangible assets such as goodwill and deferred tax assets in order to link the performance metric more tightly to the capital that is available for deployment.
	▪	In 2016, 50% of incentive compensation will be tied to three-year absolute ROTDE goals. Here, again, an absolute ROTDE measure has been selected because the Company has no direct peer group against which we could compare performance and we believe that, were we to use a relative measure, the metric’s relative basis would ultimately result in a similar outcome.
	▪	In addition, as seen in the chart below, the absolute measure is rigorous, not easy to attain, and – if reached – will result in significant growth in tangible deployable equity.
Adoption of Banking Mechanism	▪	During our engagement efforts, shareholders generally supported the banking feature in the context of other plan features that ensured long-term alignment between performance and compensation, but a few asked that we provide our rationale for adopting banking.
	▪	All awards provided under the 2016 program will be subject to a three-year performance period with three-year goals. RSUs that vest at the end of the third year remain subject to an additional three-year mandatory holding period, during which time the value of the award to the recipients will continue to be tied to the market price of our shares. In total, the 2016 program’s vesting and holding periods will span six years.
	▪	To reduce the potential impact of short-term volatility on the achievement of performance metrics and to incent consistent performance across each measurement period, under the program a portion of RSUs can be banked for later vesting at the end of three years if annual performance crests performance thresholds. Banked RSUs do not vest until the end of three years and must be held for an additional three years until the first quarter of 2022.
	▪	The banking mechanism does add a short-term performance aspect to the 2016 program; however, the multi-year performance hurdles, three-year mandatory holding period, prohibition on hedging and executive stock ownership requirements combine to create long-term alignment between our 2016 program and the interests of our shareholders.
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More on Our Performance Metrics

Total Shareholder Return (TSR) over a three-year period will be used for 50% of the award because it is an external measurement and is directly linked to results experienced by shareholders. TSR is the annualized rate of return reflecting price appreciation plus reinvestment of dividends and distributions to shareholders and the compounding effect of dividends paid and distributions on reinvested dividends and distributions over each measurement period. After careful consideration we have chosen to use absolute TSR targets rather than relative targets, first, to align more closely to the creation of absolute intrinsic value over time and second, because of the unique and varied earnings of Leucadia that make it difficult to find a reasonable comparator.

Three-Year Compound Annual Growth Rate TSR is expressed as the following formula:

[	(Closing Price at December 31, 2018 + Value of Reinvested Dividends)	]	⅓	–1
Closing Price at December 31, 2015 of $17.39

To achieve the target three-year compound annual growth rate of 8% TSR for the period January 1, 2016 through December 31, 2018, our stock price, plus the value of reinvested dividends, will have to increase to $21.91 per share, representing a 36% increase from the closing price of our shares on April 12, 2016.

Return on Tangible Deployable Equity (ROTDE) over a three-year period will be used for the other 50% of the award because the Compensation Committee believes it is an appropriate metric to measure and incentivize the creation of intrinsic value for our shareholders. ROTDE is defined as net income adjusted for amortization of intangible assets divided by tangible book value at the beginning of the year adjusted for intangible assets and deferred tax assets. Return metrics such as ROTDE not only measure profitability, but also reflect the use of capital to achieve that profitability, which rewards efficient use of our capital.

Three-Year Compound Annual Growth Rate ROTDE is expressed as the following formula:

[	(Book Value at December 31, 2015 (less Goodwill, Intangible Assets and Deferred Tax Assets) + 3 Years of Net Income (excluding Intangible Amortization and Goodwill and Intangible Impairments))	]	⅓	–1
Book Value at December 31, 2015 (less Goodwill, Intangible Assets and Deferred Tax Assets)

To achieve the target three-year compound annual growth rate of 8% ROTDE for the period January 1, 2016 through December 31, 2018, our tangible deployable equity will have to increase $1.6 billion to approximately $7.782 billion.

Both TSR and ROTDE will have three-year compound annual growth rate targets, minimum thresholds, and maximum payouts set to align with absolute growth of our value. As can be seen in the exhibit below, these targets are rigorous when measured against our historical performance on a three-year and five-year basis.

Annual TSR Targets vs. Historical LUK Performance	Annual ROTDE Targets vs. Historical LUK Performance

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Evolution of Performance Metrics in our Variable Compensation Program

As illustrated below, our executive compensation program has evolved dramatically since our combination with Jefferies, as our Committee has redesigned Leucadia’s variable compensation program to create a 2016 plan that reflects shareholder feedback and rewards executives for long-term performance.

Benchmarking and Peer Context

2016 CEO Compensation Aligned with Peers

The Compensation Committee also assessed the absolute levels of total direct compensation to ensure it was aligned with peers. The estimated valuation of the 2016 total direct compensation is at the 50th percentile of our compensation peer group.

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Plan Design and the Compensation Process

Committee’s Process

Our executive compensation program is generally structured and administered by our Compensation Committee. The Compensation Committee, in consultation with Messrs. Handler and Friedman, determines the compensation of our other executive officers. The Compensation Committee considers the views of Messrs. Handler and Friedman, including their assessments of our executives’ individual performance, and the range of market inputs available, in setting their compensation.

The Compensation Committee meets in the first quarter of each year to determine the compensation levels for the upcoming year, including the target bonus and metrics, and to review prior year results versus plan objectives and determine whether to exercise any negative discretion in approving awards.

Role of the Compensation Consultant

Our Compensation Committee retained Mercer (US) Inc. as an independent compensation consultant to assist the Compensation Committee with conducting a thorough review of our executive compensation practices, including a review of our historical compensation and related practices, an examination of relevant peer and industry practices and recommendations on how best to address compensation matters going forward. For our 2015 compensation program, Mercer was tasked with:

▪	Defining the appropriate market comparator group for our executives
▪	Defining a comprehensive compensation philosophy and pay strategy for our future
▪	Defining 2015 incentive program alignment and performance metrics
▪	Evaluating our executive officer compensation against the market, including 2015 incentive payouts

The Compensation Committee also discussed with Mercer the producer roles of Messrs. Handler and Friedman and assessed comparable potential compensation as production and revenue-generating senior producers at Jefferies and other top investment banks and as CEO and comparable positions at publicly traded private-equity and hedge-fund firms.

Benchmarking & Peer Groups

Our Compensation Committee conducts an analysis of comparable peer compensation as a general frame of reference for considering the appropriateness of our executive compensation programs and to ensure our CEO, President and overall NEOs’ compensation are aligned with peers.

With the Leucadia business profile and strategy as a financial services and merchant banking firm, the following thirteen companies were used as compensation peers for our 2015 compensation program:

Peer Companies
Goldman Sachs Group, Inc.
Morgan Stanley
ONEX Corporation
Brookfield Asset Management
Loew’s Corporation
Blackrock Inc.
Blackstone Group LP
Carlyle Group LP
Lazard Ltd.
Stifel Financial Corp.
Fortress Investment Group LLC
KKR & Co. LP
American Capital Ltd.
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The Compensation Committee believes the peer group provided an appropriate benchmark given the size and scope of our firm. Leucadia was in 54th percentile when measured by assets and 46th percentile when measured by market capitalization.

Target compensation should be sufficiently competitive with industry peers to attract and retain executives with similar levels of experience, skills and responsibilities. Peer group data serves as only one reference point in evaluating our executive compensation program. We did not position executive compensation to a specific percentile of the compensation paid by our peers. Instead, our Compensation Committee compared the components of our 2015 compensation program as well as total compensation to the peer group data and determined that our 2015 compensation program was appropriate and competitive, with 2015 total compensation targets of our CEO and President falling at approximately 50% of the mean total compensation paid for similar positions by our peers.

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Other Considerations

Employment Agreements

We do not have any employment agreements with our named executive officers.

Change-in-Control Agreements

We do not have any change-in-control agreements with any named executive officers. No equity held by our executive officers is subject to accelerated vesting upon a change of control.

Newly Established Stock Ownership Guidelines

We recently adopted stock ownership guidelines for our CEO and President. The guideline is set at 10-times salary, resulting in a requirement that each executive hold $10 million worth of Leucadia shares. Messrs. Handler and Friedman have historically acquired and held large positions in our shares. Including deferred shares, Messrs. Handler and Friedman own a combined 19,328,456 shares, representing approximately 5.1% of our outstanding shares. In addition, Mr. Steinberg owns 21,970,733 shares, representing 6.1% of our outstanding shares. This ownership encourages our executives to act in our best long-term interests and those of our shareholders.

Claw-back Policy

We have adopted a policy allowing our Compensation Committee to claw-back performance-based and discretionary awards if the underlying performance metric, or a performance metric considered by the Compensation Committee in approving an award, is corrected, adjusted or deemed to be false. This policy applies to all of our executive officers.

Anti-Hedging Policies

Directors, executive officers and other employees are expressly prohibited from hedging transactions that involve our securities and those of our subsidiaries under our amended Insider Trading and Anti-Tipping Policy. Our anti-hedging policy also prohibits direct and indirect short selling, option transactions of any kind, and derivative transactions that involve our securities. The policy does not apply to the exercise of options, warrants or other rights issued by us or any transaction approved in advance by the Compensation Committee.

Compensation Risk Management

Our Compensation Committee has considered whether our compensation policies and practices reward employees for imprudent risk taking and has determined that our compensation policies and practices, including those of Jefferies, are not reasonably likely to have a material adverse effect on us. The Compensation Committee’s assessment is conducted annually. Management reviews with our Compensation Committee our compensation programs, focusing on incentive programs, risks and mitigation factors. Based on the totality of this information, the Compensation Committee determines whether any portion of such compensation encourages excessive risk taking and concludes whether or not our compensation programs are reasonably likely to have a material adverse effect on us.

In assessing risks, our Compensation Committee considers mitigating factors such as (i) the multiple elements of our compensation packages, including base salary and bonuses, either in the form of restricted cash or equity awards, both of which vest over a number of years; (ii) the structure of senior executives’ incentive program, which is based on a number of different performance measures to avoid placing undue emphasis on any particular performance metric; (iii) the ability to exercise negative discretion as a means to adjust compensation downward to reflect performance or other factors; (iv) oversight of our programs by our Board and Compensation Committee; (v) our claw-back policy; (vi) our anti-hedging policy; (vii) limited change in control benefits and (viii) the lack of highly leveraged payout curves.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for certain executive compensation in excess of $1 million in any tax year. Under Section 162(m), compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though the executive’s total direct compensation may exceed $1 million in a given year. To qualify as “performance-based compensation,” compensation generally must be based on achieving certain pre-established objective performance criteria or standards that preclude the exercise of discretion to increase the amount of compensation payable upon the attainment of the performance goal.

We believe that ordinarily it is in our best interest to retain maximum flexibility in our compensation programs to enable us to appropriately reward, retain and attract the executive talent necessary to our success. Our Board of Directors and Compensation Committee recognize that in appropriate circumstances compensation that is not deductible under

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Section 162(m) may be paid in the Compensation Committee’s discretion, weighing factors such as the benefit to us in giving compensation deserved by our executives and the loss of any potential tax deductions. Additionally, given our available net operating loss carryforwards, we believe that any loss of deductions as a result of such compensation may not be material.

Compensation Committee Report

The function of the Compensation Committee is to advise senior management on the administration of our compensation programs and plans, review and approve corporate goals and objectives relevant to CEO compensation, review and approve corporate goals and objectives relevant to the compensation of our other executive officers, evaluate the performance of the executive officers in light of those goals and objectives, and set the executive officers’ compensation levels based on this evaluation, and assist our principal executive officers in formulating compensation programs applicable to our senior management.

Our Compensation Committee has reviewed and discussed with our management the above Compensation Discussion and Analysis section of our 2016 Proxy Statement. Based upon the reviews and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2016 Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Robert D. Beyer, Chairman
Robert E. Joyal
Michael T. O’Kane

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Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(2)		Total
Richard B. Handler	2015	$1,000,000	—		—	—	$6,000,000		$24,908	$439,904	(3)	$7,464,812
Chief Executive Officer	2014	$1,000,000	—		—	—	—	(7)	—	$474,991		$1,474,991
	2013	$1,000,000	—		—	—	$1,823,335		—	$303,668		$3,127,003

Brian P. Friedman	2015	$1,000,000	—		—	—	$6,000,000		—	$435,220	(4)	$7,435,220
President	2014	$1,000,000	—		—	—	—	(7)	—	$500,410		$1,500,410
	2013	$1,000,000	—		—	—	$1,523,335		—	$212,295		$2,735,630

Joseph S. Steinberg	2015	$810,693	$859,402	(5)	—	—	—		—	$635,282	(6)	$2,305,377
Chairman of the Board	2014	$810,693	$4,936,000		—	—	—		—	$352,245		$6,098,938
	2013	$823,532	$8,827,656		—	—	—		—	$377,424		$10,028,612

Teresa S. Gendron	2015	$500,000	$850,000		—	—	—		—	$4.500		$1,354,500
Chief Financial Officer	2014	$166,667	$1,100,000		$750,000	—	—		—	$418,546		$2,435,213

Michael J. Sharp	2015	$1,000,000	$500,000		$1,000,000	—	$750,000		—	$4,500		$3,254,500
Executive Vice President	2014	$1,000,000	$806,926		—	—	$693,074		—	$4,375		$2,504,375
and General Counsel	2013	$1,000,000	$446,111		—	—	$1,553,889		—	$4,377		$3,004,377

(1)	Grant date fair value of restricted awards under our Incentive Plan in accordance with GAAP.

(2)	Some of the items are taxable to the named executive officers. The amount of taxable income is determined pursuant to IRS rules which differ from the amounts reflected in the table and in these notes.

Cost to us for personal use of our aircraft consists of the incremental costs incurred as a result of personal flight activity, including fuel, repairs, maintenance and flight crew meals and lodging. Incremental costs do not include depreciation, hanger rent, insurance, flight crew salaries and benefits and other fixed expenses that would have been incurred regardless of whether there was any personal use of our aircraft.

(3)	Includes $276,106 in personal use of our aircraft, $159,298 related to a car and driver provided to facilitate transportation to and from meetings, between our offices and for personal use and contributions to the Profit Sharing Plan (PSP).

(4)	Includes $231,663 in personal use of our aircraft, $199,057 related to a car and driver provided to facilitate transportation to and from meetings, between our offices and for personal use and contributions to the PSP.

(5)	Represents cash and the grant date fair value of equity awarded to Mr. Steinberg for his services as a director of certain portfolio companies. Amounts were paid directly to Mr. Steinberg by the portfolio companies and include $136,500 in cash and $240,000 in equity from HRG Group; $102,129 in cash from Fidelity & Guaranty Life; $10,904 in equity from HomeFed and $369,869 in equity from Spectrum Brands Holdings.

(6)	Includes $349,655 in personal use of our aircraft, $37,800 in contributions to our Deferred Compensation Plan, $12,178 in life insurance premiums and contributions to the Savings and Retirement Plan. Also includes $230,582 related to a car and drivers provided to facilitate transportation to and from meetings, between our offices and for personal use. Amounts do not include $80,000 reimbursed to us by Mr. Steinberg for personal use of aircraft.

(7)	In 2014, performance targets under the annual incentive plan were partially met, which resulted in a calculated bonus of $2.43 million for each of Messrs. Handler and Friedman; however, each executive recommended that they receive no cash bonus for fiscal year 2014. The Compensation Committee exercised negative discretion and reduced Messrs. Handler and Friedman’s 2014 cash bonus to $0.
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2015 Compensation Plan Outcomes

Grants of Plan-Based Awards in 2015

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of Stock
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Shares of Stock (#)(2)	and Option Awards ($)(3)
Richard B. Handler	2/26/2015	(1)	0	6,000,000	12,000,000	—	—
Brian P. Friedman	2/26/2015	(1)	0	6,000,000	12,000,000	—	—
Joseph S. Steinberg	—		—	—	—	—	—
Teresa S. Gendron	—		—	—	—	—	—
Michael J. Sharp	2/26/2015	(1)	0	2,000,000	3,000,000	—	—
Michael J. Sharp	1/20/2016		—	—	—	61,425	1,000,000

(1)	Grant date of non-equity incentive compensation awards made by the Jefferies’ Compensation Committee in 2012 and ratified and approved by our Board and Compensation Committee on March 1, 2013, the effective date of our transaction with Jefferies, and again on February 26, 2015.

(2)	Represents the number of restricted shares issued under our Incentive Plan. The restricted shares vest at a rate of 25% on each anniversary of the date of grant, subject to service-based forfeiture.

(3)	This column includes the fair value of restricted shares granted to Mr. Sharp. The fair value was determined in accordance with GAAP on the grant date, and is being recognized as an expense over the vesting period.

Outstanding Equity Awards at Fiscal Year-End 2015

This table provides information on the holdings of options, restricted stock, RSUs and warrants by our named executive officers at December 31, 2015.

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option	Option	Number of Shares or Units of Stock That Have Not		Market Value of Units of Stock or Stock That	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Grant Date		Exercisable	Unexercisable	Exercise Price	Expiration Date	Vested (#)		Have Not Vested($)(1)	Vested (#)		Vested ($)(1)
Richard B. Handler	9/19/2012		—	—	—	—	—		—	2013 Related:		2013 Related:
										672,413		11,693,262
										2014 Related		2014 Related
										605,373		10,527,436
										2015 Related		2015 Related
										672,415		11,693,297

										1,637,179	(2)	33,859,995	(2)
Brian P. Friedman	9/19/2012		—	—	—	—	—		—	2013 Related:		2013 Related:
										672,413		11,693,262
										2014 Related		2014 Related
										605,373		10,527,436
										2015 Related		2015 Related
										672,415		11,693,297

										1,637,179	(2)	33,859,995	(2)

Joseph S. Steinberg	3/7/2011	(3)	2,000,000	—	$33.33	3/7/2016	—		—	—		—

Michael J. Sharp	—		—	—	—	—	—		—	—		—

Teresa S. Gendron.	9/1/2014		—	—	—	—	20,056	(4)	348,774	—		—

(1)	Based on $17.39 per share, the NYSE closing price on December 31, 2015.

(2)	Represents number of shares and value of three-year equity incentive award of RSUs as part of the compensation program for each of 2013, 2014 and 2015, which were subject to forfeiture until the Compensation Committee certified the financial performance of Jefferies for fiscal year 2015. 100% of the award was subject to forfeiture at
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year end. Because Jefferies fiscal 2015 net profit after taxes fell short of the $175 million performance target, the Compensation Committee certified that the 2015 related long-term equity awarded to Messrs. Handler and Friedman would be reduced by 313,022 shares each. The forfeiture is not reflected in the table because the forfeiture did not occur until 2016.

(3)	The warrants vested in five equal instalments which commenced on May 16, 2011, the date of shareholder approval, and thereafter on March 7th of each subsequent year.

(4)	Vest at a rate of 33.33% beginning one year from the grant date.

Option Exercises and Stock Vested in Fiscal 2015

The table below reflects exercises of options and warrants and vestings of restricted stock and RSUs during fiscal 2015 for each of our named executive officers. Shares are valued on the day they vested.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard B. Handler	—	—	—	—
Brian P. Friedman	—	—	—	—
Joseph S. Steinberg	—	—	—	—
Michael J. Sharp	—	—	—	—
Teresa S. Gendron	—	—	10,028	207,680

Pension Benefits in 2015

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
	Jefferies Group
Richard B. Handler	Employees’ Pension Plan	16	244,647	0

To calculate the value above, we assumed that benefit commencement is at age sixty-five (our pension plan’s normal retirement age). We also assumed that 85% of his benefit is paid as a lump sum calculated using an interest rate of 4.9% and mortality assumption required under Revenue Ruling 2007-67 and that 15% of his benefit is paid as a single life annuity calculated using a 4.1% discount rate and RP-2014 annuitant mortality. In addition, the figure provided is based on age 65 present values discounted back to current age. We also assumed no pre-retirement decrements.

Jefferies first adopted its pension plan in 1964 and stopped admitting new participants into the plan on April 1, 1997. Effective December 31, 2005, benefits under the plan were frozen. All persons who were Jefferies’ employees prior to April 1, 1997, who are citizens or residents of the United States, who are twenty-one years of age, and who have completed one year of service are covered by the pension plan. The plan is a defined benefit plan, and is funded through our ongoing contributions and through earnings on existing plan assets. The amount an employee will receive as a plan benefit depends on the person’s covered compensation during specific plan years. An employee retiring at age sixty-five will receive 1% of the employee’s covered compensation from January 1, 1987, until termination of employment plus 20% of the first $4,800 and 50% of amounts exceeding $4,800 of annual average covered compensation for 1985 and 1986. Benefits under the plan are payable for the remaining life of the participant, and are not subject to deduction for Social Security benefits or other offsets.

Since 2004, the amount of covered compensation has been capped at $210,000 per year. An employee who retires upon normal retirement at age sixty-five with at least four years of service will receive a full vested benefit. An employee who retires at age fifty-five with at least four years of service will receive the normal retirement benefit reduced by 1/2% for each month benefit payments commence before age sixty-five. Employees who terminate employment for reasons other than death or retirement will be entitled to the vested portion of their benefits at their normal or early retirement age. Benefits vest at the rate of 0% for the first year of service, 33% for each of the next two years of service, and 34% for the fourth year of service. The retirement benefits payable at age sixty-five for those employees with service prior to January 1, 1987, will be composed of two items: (1) a benefit for service up to December 31, 1986, in accordance with the original plan formula recognizing pay up to $100,000, and (2) a benefit for service commencing on January 1, 1987, equal to 1% of covered compensation through the date of termination.

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Non-Qualified Deferred Compensation

The following table shows the benefits that the named executive officers are entitled to receive under our Non-Qualified Deferred Compensation Retirement Plan established January 1, 2009, our Incentive Plan established on March 1, 2013 and Mr. Handler’s self-directed deferred compensation account which was in place before he became CEO of Jefferies in 2001.

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(2)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Richard B. Handler	—	(19,933,444	)(4)	94,948	135,875,302	(5)
Brian P. Friedman	—	(2,993,458	)(6)	—	10,935,684	(7)
Joseph S. Steinberg	37,800	12,829		—	369,925
Michael J. Sharp	—	—		—	—
Teresa S. Gendron	—	—		—	—

(1)	All amounts are included in the Summary Compensation Table in All Other Compensation.

(2)	Earnings and losses are based upon the investment direction of the named executive officer, the change in value of RSUs and value of dividend equivalents credited as additional RSUs.

(3)	Amounts in the table do not reflect compensation granted in any single year but include reported compensation that has been deferred and market returns on investments that deferred amounts were deemed invested in which have accrued over time. Specifically, amounts in the table consist of (i) contributions resulting from compensation which has been disclosed in previous proxy statements (to the extent the executive was a named executive officer in the year of deferral and the amount was otherwise required to be disclosed under SEC rules then in effect), plus (ii) earnings on deferred amounts, less (iii) distributions. For purposes of this table, earnings includes gains and losses in value of the investments into which deferred amounts are deemed invested, including the value of stock units resulting from deferrals of vested restricted stock shares, restricted stock units and resulting from option gain deferrals.

(4)	Includes $29,702,771 decreased value of vested RSUs, $9,823,661 increased value of Mr. Handler’s self-directed deferred compensation account and $54,333 decreased value of deferred compensation through our Incentive Plan. The change in value of RSUs represents the difference in the value of vested RSUs held at the beginning of the fiscal year and the end of the fiscal year and includes vested RSUs acquired during the year as dividend reinvestments.

(5)	Includes 6,239,761 of vested RSUs originally awarded from 2001 through 2010 and dividend reinvestments on those RSUs. Includes $9,812,661 in deferred compensation and gains and losses on investments in Mr. Handler’s self-directed deferred compensation account. This amount reflects the result of deferring compensation earned while he was head of Jefferies’ high yield division, before Jefferies implemented its generally applicable deferred compensation plan and prior to his becoming an executive officer of Jefferies. The last deferral into Mr. Handler’s self-directed deferred compensation account was in 2000. Also includes $161,362 of deferred compensation through our Incentive Plan on terms that are the same as other Jefferies’ employees who participate.

(6)	Represents the difference in the value of RSUs held at the beginning of the fiscal year and the end of the fiscal year and includes RSUs acquired during the year as dividend reinvestments.

(7)	Includes 628,849 of vested RSUs originally awarded from 2005 through 2010 and dividend reinvestments on those RSUs.

Potential Payments upon Termination of Employment or Change in Control

The following information describes and quantifies (where possible) certain compensation that would become payable under then-existing agreements and plans if the named executive officer’s employment had terminated on December 31, 2015 other than voluntary resignations or termination for cause.

Named Executive Officer Termination Payments

Severance Payments

Messrs. Handler, Friedman and Sharp are subject to the same severance policy as all other Jefferies employees:

▪	One-half month’s salary of severance for each year of service, up to a maximum of six months’ pay

▪	If retirement eligible (age plus years of service is greater than 60), severance is capped at 12 months’ pay
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Mr. Steinberg and Ms. Gendron are subject to the same severance policy as all other Leucadia employees and are entitled to one month’s pay for each year of service, up to a maximum of 24 months. Pay is defined as salary plus bonus (excluding one-time, tenure or holiday bonus).

Handler Deferred Compensation Plan

Amounts deferred under Mr. Handler’s individual deferred compensation plan are non-forfeitable, and the occurrence of a change in control or a termination in connection with a change in control would not cause a payment or enhancement in the value of his deferral account. Mr. Handler’s deferrals under this plan will be settled upon his termination of employment (subject to Section 409A of the Internal Revenue Code).

Steinberg Termination Payments

Under our Shareholders Agreement with Mr. Steinberg, should the death of Mr. Steinberg have occurred on December 31, 2015, we would have been obligated to repurchase shares from his estate in an amount equal to the life insurance proceeds received by us upon his death, not to exceed $125,000,000. We currently carry a $123,500,000 policy for such purposes.

Summary of Payments upon Termination or Change in Control

The table below shows the estimated value of payments to which a named executive officer would have been entitled if the executive’s employment had been terminated on December 31, 2015. For purposes of valuing these amounts, we made the following assumptions:

▪	Awards which immediately vest upon death or disability are valued at $17.39 per share, the closing price of our shares on December 31, 2015

▪	Equity awards that remain unvested and do not accelerate are not included in the totals below but will continue to vest according to their terms

▪	Amounts a named executive officer has deferred through our deferred compensation plans are non-forfeitable, so whether they continue to be deferred or are paid out following the change in control or termination of employment does not represent a payment or enhancement to benefits resulting from the change in control or termination of employment

▪	No payment to a named executive officer would need to be reduced to avoid adverse tax consequences under Code Sections 4999 and 280G. We have no obligation to any named executive officer to pay a “gross-up” to offset golden parachute excise taxes under Code Section 4999 or to reimburse the executive for related taxes

▪	Except as otherwise indicated all amounts reflected in the table would be paid on a lump sum basis

Name	Involuntary termination following a Change in Control ($)		Following a Change in Control ($)	Involuntary termination ($)		Retirement ($)(1)	Death or disability ($)
Richard B. Handler	1,000,000	(2)	—	1,000,000	(2)	—	33,913,995	(3)
Brian P. Friedman	611,111	(2)	—	611,111	(2)	—	33,913,995	(3)
Joseph S. Steinberg	7,416,787	(4)	—	7,416,787	(4)	—	1,000,000	(5)
Michael J. Sharp	232,639	(2)	—	232,639	(2)	—	—
Teresa S. Gendron	97,917	(4)	—	97,917	(4)	—	348,774	(3)

(1)	Does not include certain pension benefits for Mr. Handler under the Jefferies Group Employees’ Pension Plan, as reflected in the Pension Benefits in 2015 table above.

(2)	Consists of severance policy payments pursuant to Jefferies’ firm-wide severance policy.

(3)	Represents the value of unvested RSUs and restricted stock that would have vested automatically upon death or disability. No golden parachute payments or other enhancements to the executives would have been made.

(4)	Consists of severance policy payments pursuant to Leucadia’s firm-wide severance policy.

(5)	Consists of insurance proceeds payable to Mr. Steinberg’s beneficiaries.
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Proposal 2 - Approval of Executive Officer Compensation

We provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our executive officers. Although required pursuant to section 14A of the Securities Exchange Act of 1934, we value this vote as important feedback from our shareholders. Our next compensation advisory vote will occur in 2017 as our practice is to present this vote to our shareholders annually.

We believe that there should be a strong link between executive compensation and our performance and the performance of our named executive officers. This proxy statement contains detailed description of 2015 compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement will contribute to our long-term success.

Accordingly, we ask our shareholders to vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure is approved.

The Board of Directors recommends a vote FOR this proposal.

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Audit Committee Report

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with generally accepted accounting principles and applicable laws and regulations. Our independent auditors, PricewaterhouseCoopers, are responsible for performing an independent audit of our financial statements and internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and expressing an opinion as to the conformity of our financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting. Our independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing our oversight role, the Audit Committee reviewed and discussed our audited financial statements with each of management and our independent auditors and discussed with our independent auditors the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, as required by the PCAOB. The Audit Committee has received the written disclosures and letters from our independent auditors in accordance with the applicable requirements of the PCAOB regarding auditor independence and has discussed with the auditors the auditors’ independence. Based on the reports and discussions described in this Report, the Committee recommended to the Board that our audited financial statements for 2015 be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

W. Patrick Campbell, Chairman
Linda L. Adamany
Francisco L. Borges
Jeffrey C. Keil
Michael T. O’Kane
Stuart H. Reese

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Independent Accountant Firm Fees

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by our independent auditor, PricewaterhouseCoopers. Specifically, the Committee has pre-approved certain specific categories of work and an initially authorized annual amount for each category. For additional services or services in an amount above the initially authorized annual amount, additional authorization from the Audit Committee is required. The Audit Committee has delegated to the Audit Committee chair the ability to provide both general pre-approvals (where no specific, case-by-case approval is necessary) and specific pre-approvals. Any pre-approval decisions made by the Committee chair under this delegated authority will be reported to the full Audit Committee. All requests for services to be provided by PricewaterhouseCoopers that do not require specific approval by the Audit Committee must be submitted to our Chief Financial Officer who determines that such services are in fact within the scope of those services that have been pre-approved by the Audit Committee. The Chief Financial Officer reports to the Audit Committee periodically.

The following table sets forth the aggregate fees incurred by us for the following periods relating to our independent auditors, PricewaterhouseCoopers:

	Fiscal Year Ended December 31,
	2015		2014
Audit Fees	$8,588,624		$8,646,725
Audit Related Fees	865,000		220,000
Tax Fees	671,689		747,910
All Other Fees	92,400		55,600
	$10,217,713	(1)	$9,670,235	(1)

(1)	Fees for 2015 and 2014 include fees incurred by Jefferies aggregating $7,563,919 and $7,446,675, respectively. In the table above, in accordance with the SEC’s definitions and rules, Audit Fees are fees paid to PricewaterhouseCoopers for professional services for the audit of our consolidated financial statements included in our Form 10-K and review of financial statements included in our Form 10-Qs, and for services that are normally provided by the accountants in connection with regulatory filings or engagements. Audit Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Tax Fees are fees for tax compliance, tax advice and tax planning. All Other Fees are fees for services not included in the first three categories. All services were approved by the Audit Committee.

We have been advised that representatives of PricewaterhouseCoopers, our independent auditors for 2015, will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Proposal 3 - Ratification of PricewaterhouseCoopers as our Independent Auditors

The Audit Committee selected PricewaterhouseCoopers as our independent auditors for 2016, and we are requesting our shareholders to ratify this selection. This proposal is being submitted to shareholders because we believe that this action follows sound corporate practice and is in the best interests of the shareholders. If the shareholders do not ratify the selection, such a vote will not be binding, but the Audit Committee will reconsider the selection of independent auditors. If the shareholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the year if they believe that this change would be in our and our shareholders’ best interests.

The Board of Directors recommends a vote FOR this proposal.

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Other Corporate Information

Related Person Policy and Transactions

The Board has adopted a written policy for the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Our Related Person Transaction Policy applies to the following Related Persons: each of our directors and executive officers, any security holder who is known to own more than five percent of our shares, any immediate family member of any of the foregoing persons, any entity of which one of our directors is a director or officer (other than when serving at our request), and any entity of which one of our directors has a substantial financial interest (other than through us).

Under our Related Person Transaction Policy, a covered transaction includes a transaction or arrangement involving a Related Person in which we are a participant or that would require disclosure in our filings with the SEC as a transaction with a Related Person.

Under our Related Person Transaction Policy, Related Persons must disclose to the Audit Committee any potential covered transaction and must disclose all material facts with respect to such interest. All covered transactions will be reviewed by the Audit Committee and, in its discretion, approved or ratified. In determining whether to approve or ratify such a transaction, the Audit Committee will consider the relevant facts and circumstances which may include factors such as the relationship of the Related Person with us, the materiality or significance of the transaction to us and the Related Person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to us on an arms-length basis, and the impact of the transaction on our business and operation.

Mr. Steinberg’s brother, Morton M. Steinberg, is a senior counsel in the law firm DLA Piper LLP (US). Morton Steinberg does not have an ownership interest in DLA Piper. During 2015, we paid approximately $768,260 to DLA Piper for legal services rendered to us. This amount represents less than .07% of all fees received by DLA Piper in 2015.

We carry term life insurance on Mr. Steinberg in the amount of $1,000,000 payable to his designated beneficiaries. We paid $12,178 for such policy in 2015.

Jefferies has invested in three private equity funds managed by companies controlled by Mr. Friedman, and has acquired interests in the profit participation earned by two management companies that manage these three funds. These two management companies (Fund Managers) serve as the managers of the three private equity funds (Private Equity Funds) and have varying profit participations and other interests in those funds. Mr. Friedman founded the business of the Fund Managers before he became associated with Jefferies; and, the Board of Jefferies approved these arrangements years prior to consummation of our transaction with Jefferies.

As of December 31, 2015, Jefferies had committed an aggregate of approximately $146.8 million to the Private Equity Funds and had funded approximately $126.1 million of these commitments and committed an aggregate of $9.8 million to a Fund Manager and had funded approximately $5.8 million of this commitment. As a result of those investments, commitments and profit participations, Jefferies received distributions from the Private Equity Funds in fiscal year 2015 of approximately $0.1 million.

Included in the $1.24 billion in total equity committed to funds over which Mr. Friedman has control are individual investments of certain of our named executive officers. As a result of their individual commitments, as of December 31, 2015, Mr. Handler had an aggregate interest in the total committed capital in such funds of 0.1% and Mr. Friedman had an aggregate interest of 4.3%. In addition, Mr. Friedman has a substantial economic interest in the Fund Managers and, directly and indirectly, in the carried interest paid by the Private Equity Funds.

We employ certain former employees of the Fund Managers who continue to partially work for the Fund Managers under an arrangement Jefferies originally entered into with Mr. Friedman and a Fund Manager in 2005 and a related agreement we entered into during 2014. In 2015, the Fund Manager paid us approximately $1.7 million for the direct and indirect costs attributed to employees’ work performed for the Fund Managers.

We have employed Thomas E. Tarrant, the brother-in-law of our Chief Executive Officer, as our Head of Marketing since 1997, three years before Mr. Handler was appointed CEO of Jefferies. For his services during 2015, Mr. Tarrant was paid $283,000.

The foregoing arrangements have been approved by our Board and applicable Committees in accordance with our related person transaction policy.

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Indemnification

Pursuant to contracts of insurance dated October 1, 2015, we maintain a combined $140,000,000 indemnification insurance policy covering all of our directors and officers. The annual premium for the insurance is $2,843,129. Contracted insurance includes, Illinois National Insurance Company, 175 Water Street, New York, NY 10038, U.S. Specialty Insurance Company, 111 Town Square Place, Suite 1405 Jersey City, NJ 07310, XL Specialty Insurance Co., 100 Constitution Plaza, 17th Floor, Hartford, CT 06103, Hartford Accident & Indemnity Company, 2 Park Avenue, 5th Floor, New York, NY 10016, Continental Casualty Company, 40 Wall Street, 8th Floor, New York, NY 10005, National Liability & Fire, 77 Water Street, 7th Floor, New York, NY 10005, Ironshore Indemnity, Inc., One State Street Plaza, 8th Floor, New York, NY 10004, Endurance American Insurance Co., 767 Third Avenue, 33rd Floor, New York, NY 10017, RSUI Indemnity Company, 945 E. Paces Ferry Rd. Suite 1800, Atlanta, GA 30326 and Alterra America Insurance Co., 9020 Stony Point Parkway, Suite 325, Richmond, VA 23235.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. To our knowledge all such persons filed the required reports on a timely basis during 2015.

Forward Looking Statements

This document contains “forward looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our future. Forward looking statements may contain expectations regarding revenues, earnings, operations, share price, compensation, expenses, tax deductions and other results, and may include statements of future performance, plans and objectives. Forward looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward looking statements. Information regarding important factors that could cause actual results to differ from those in our forward looking statements is contained in our Annual Report and other documents we file with the SEC. Any forward looking statement speaks only as of the date on which that statement is made. We will not update any forward looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as required by applicable law.

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Important Information for Our Shareholders

Online Access to Proxy Materials

This Notice and Proxy Statement and the following additional proxy materials are available online at astproxyportal.com/ast/08448/:

▪	2015 annual report

▪	Proxy card and voting instructions

Requests for our Annual Report and Governance Documents

You may request a written copy of the following documents without charge by writing to our Corporate Secretary, Laura Ulbrandt DiPierro, at 520 Madison Avenue, New York, New York 10022, or go to leucadia.com for an electronic copy.

▪	2015 Form 10-K, including the financial statements and the financial statement schedules as well as any requested exhibits

▪	Audit, Compensation and Nominating and Corporate Governance Committee Charters

▪	Corporate Governance Guidelines

▪	Corporate Social Responsibility Principles

Communicating with our Board

Shareholders and other parties interested in communicating directly with our Board, specific members of our Board, including our Lead Director, or non-management directors as a group may do so by writing to such intended recipients, c/o Corporate Secretary, Leucadia National Corporation, 520 Madison Avenue, New York, New York 10022. The Corporate Secretary will review all correspondence and regularly forward to the recipients a summary of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires attention. All directors may at any time review a log of all such correspondence and request copies. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

Attending our Annual Meeting

Holders of our shares at the close of business on March 28, 2016, the record date, or their representatives are permitted to attend our Annual Meeting. At the close of business on the record date there were 362,329,220 shares outstanding and entitled to vote, each of which entitles the holder to one vote on each proposal. Please bring your ID and proof of your share ownership. For safety and security purposes, no cameras, recording devices, amplification devices, large packages or signs will be permitted to be brought into the meeting.

Required Votes for Each Proposal

Election of Directors – Our by-laws require that each director in an uncontested election be elected by the vote of the majority of the votes cast with respect to such director. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Approval of Executive Officer Compensation – The approval of our named executive officer compensation requires the affirmative vote of the holders of a majority of our common shares voted on the matter. The vote is advisory and therefore is not binding on the Compensation Committee, the Board of Directors or us.

Ratification of PricewaterhouseCoopers as Auditors – Ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors requires the affirmative vote of the holders of a majority of the common shares voted on the matter.

Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect for the purpose of determining whether any of the foregoing proposals have been approved.

Broker Non-Votes and Abstentions

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to the ratification of our auditors but does not vote on non-discretionary matters because you did not provide voting instructions on these matters.

Abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect for the purpose of determining whether any of the foregoing proposals have been approved.

44

Voting

Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. Voting instructions, including instructions for both telephonic and internet voting, are outlined in the Notice of Internet Availability of Proxy Materials and on your proxy card.

	If you are a shareholder of record	If you hold your shares in street name

By Internet (24 hours a day):	astproxyportal.com/ast/08448	proxyvote.com

By Telephone (24 hours a day):	1-888-776-9962	1-800-454-8683

By Mail:	Return a properly executed and dated proxy card in the pre-paid envelope we have provided	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available

The deadline for voting by telephone or using the internet is 11:59 p.m. EDT on Wednesday, May 25, 2016.

Shares represented by properly executed proxies, received by us or voted by telephone or via the internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Subject to the broker non-vote rules discussed above, if instructions are not given, proxies will be voted for the election of each nominee, for the approval of our executive officer compensation and for the ratification of our independent auditors. Other than shares held in our PSP, your shares will not be voted if you do not return a signed proxy card or vote in person, by telephone or via the internet.

What is the difference between holding shares as a shareholder of record and holding in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered a “shareholder of record” of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the organization holding your account and, as a beneficial owner, you have the right to direct that organization as to how to vote the shares held in your account.

Information for our Profit Sharing Plan Participants

For participants in our Profit Sharing Plan, your shares will be voted by Fidelity Management Trust Company, the plan administrator, as you instruct by returning your signed proxy card. If you sign and return your proxy card but do not designate how your shares should be voted, your shares will be voted as recommended by the Board of Directors. You may also vote your shares online at proxyvote.com or by telephone by calling 1-800-690-6903. You cannot vote your shares in the PSP in person at the meeting. To allow sufficient time for voting, your vote must be received by no later than 11:59 p.m. EDT on Monday, May 23, 2016. If you do not provide your vote by that time, your shares in the PSP will be voted pro rata based on the votes timely received by Fidelity.

Revocation of Proxies

Any proxy may be revoked at any time before it is exercised by giving written notice of revocation to our Corporate Secretary, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the internet, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not alone constitute revocation of a proxy. If your shares are held in a brokerage, bank, or other institutional account, you must obtain a proxy from that entity showing that you were the record holder as of the close of business on March 28, 2016 in order to vote your shares at the Annual Meeting.

Delivery of Documents to Shareholders Sharing an Address

Shareholders sharing the same address may receive one copy of this proxy statement, our Annual Report and Notice of Internet Availability of Proxy Materials, unless a shareowner has asked for a separate copy. If you would like an additional copy of any of these documents, would like to receive a separate copy of these documents for future meetings or would like to receive only one copy if you and another shareholder sharing your address are receiving multiple copies, you should submit this request by writing to our transfer agent, American Stock Transfer and Trust Company, LLC (in writing: 6201 15th Avenue, Brooklyn, New York 11219; by telephone: in the U.S., Puerto Rico and Canada, 1-800-937-5449; outside the U.S., Puerto Rico and Canada, 1-718-921-8200). We will promptly comply with your instructions.

45

Proxy Solicitation

We are first mailing this Notice of Annual Meeting, Proxy Statement and proxy card to shareholders on or about April 14, 2016. We bear the costs of our Board’s solicitation of your proxy for our 2015 Annual Meeting. Our directors, officers and employees may also solicit proxies from shareholders, but will not receive additional compensation, although they may be reimbursed for out-of-pocket expenses. We have also engaged Innisfree M&A Incorporated, a proxy solicitation agent, to assist us with our solicitation and expect to pay no more than $15,000 for its efforts. We will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred in forwarding our proxy materials to shareholders.

Shareholder Proposals and Board Nominees for 2017

Shareholders may submit proposals and director nominees for our 2017 annual meeting which comply with the rules and regulations of the SEC and our By-Laws. Proposals submitted pursuant to SEC’s Rule 14a-8 for inclusion in our proxy materials and proposals and board nominees submitted pursuant to our By-Laws for presentation at our annual meeting, but not included in our proxy materials, should be sent to Laura Ulbrandt DiPierro, Assistant Vice President and Secretary, 520 Madison Avenue, New York, New York 10022, and received by us no later than December 15, 2016. Shareholders did not submit any proposals or director nominees for our 2016 Annual Meeting.

Shareholders entitled to vote in the election of directors may present director nominees in accordance with our By-Laws. Generally, notice of director nominees for an annual meeting must be received by us not later than 120 days before the anniversary of the prior years’ proxy statement, or December 15, 2016. The notice shall include the names and addresses of the shareholder and nominee, a representation that the shareholder is entitled to vote at the meeting and intends to nominate the person, a description of all arrangements between the shareholder and nominee, all information required to be disclosed in a proxy statement soliciting proxies for director elections and other information reasonably requested by us. No material changes to these procedures have been made since our last disclosure.

•	Annual Meeting Location: AXA Event Center, 787 Seventh Avenue, Auditorium, New York, NY 10019

•	Directions: You may obtain directions to the Annual Meeting by contacting Laura Ulbrandt DiPierro, Corporate Secretary at 1-212-460-1900

0

PROXY

LEUCADIA NATIONAL CORPORATION

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders
May 26, 2016 at 10:00 A.M.

The undersigned shareholder of Leucadia National Corporation (the “Company”) hereby appoints Richard B. Handler, Brian P. Friedman and Joseph S. Steinberg and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Leucadia National Corporation to be held at AXA Event Center, 787 Seventh Avenue, Auditorium, New York, NY 10019 on May 26, 2016 at 10:00 a.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

Receipt of the Notice and Proxy Statement dated April 14, 2016 furnished herewith, and a copy of the Annual Report to Shareholders for the year ended December 31, 2015 is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ITEMS 2 AND 3.

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL MEETING OF SHAREHOLDERS OF

LEUCADIA NATIONAL CORPORATION

May 26, 2016

Important Notice Regarding Internet Availability
of Proxy Materials for the Annual Meeting:

The 2016 Proxy Statement and the 2015 Annual Report are available at
http://www.astproxyportal.com/ast/08448/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

00033333333333330000	0	052616

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW
AND FOR ITEMS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Item 1. Election of Directors.

Linda L. Adamany

Robert D. Beyer

Francisco L. Borges

W. Patrick Campbell

Brian P. Friedman

Richard B. Handler

Robert E. Joyal

Jeffrey C. Keil

Michael T. O’Kane

Stuart H. Reese

Joseph S. Steinberg

Item 2. Approve named executive officer compensation on an advisory basis.

Item 3. Ratify the selection of PricewaterhoouseCoopers LLP as independent auditors for the year-ended December 31, 2016.

		FOR ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	AGAINST ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	ABSTAIN ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

LEUCADIA NATIONAL CORPORATION

May 26, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding Internet Availability
of Proxy Materials for the Annual Meeting:

The 2016 Proxy Statement and the 2015 Annual Report are available at http://www.astproxyportal.com/ast/08448/

â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â

00033333333333330000	0	052616

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW
AND FOR ITEMS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Item 1. Election of Directors.

Linda L. Adamany

Robert D. Beyer

Francisco L. Borges

W. Patrick Campbell

Brian P. Friedman

Richard B. Handler

Robert E. Joyal

Jeffrey C. Keil

Michael T. O’Kane

Stuart H. Reese

Joseph S. Steinberg

Item 2. Approve named executive officer compensation on an advisory basis.

Item 3. Ratify the selection of PricewaterhoouseCoopers LLP as independent auditors for the year-ended December 31, 2016.

		FOR ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	AGAINST ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	ABSTAIN ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

LEUCADIA NATIONAL CORPORATION

To Be Held On: May 26, 2016 at 10:00 a.m.

AXA Event Center

787 Seventh Avenue, Auditorium, New York, NY 10019

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 16, 2016.

Please visit http://www.astproxyportal.com/ast/08448/, where the following materials are available for view:

• Notice and Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)

E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

DIRECTIONS: You may obtain directions to the Annual Meeting by contacting Laura Ulbrandt Di Pierro, Corporate Secretary at 1-212-460-1900.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN AND FOR ITEMS 2 AND 3.

Item 1. Election of Directors.

Linda L. Adamany

Robert D. Beyer

Francisco L. Borges

W. Patrick Campbell

Brian P. Friedman

Richard B. Handler

Robert E. Joyal

Jeffrey C. Keil

Michael T. O’Kane

Stuart H. Reese

Joseph S. Steinberg

Item 2. Approve named executive officer compensation on an advisory basis.

Item 3. Ratify the selection of PricewaterhoouseCoopers LLP as independent auditors for the year-ended December 31, 2016.

Please note that you cannot use this notice to vote by mail.
In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof.